UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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UNILIFE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 14, 2011

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders to be held on Thursday, December 1, 2011, at 4:00 P.M., U.S. Eastern Standard Time (8:00 A.M. Australian Eastern Daylight Time on Friday, December 2, 2011), at the Intercontinental New York Barclay, 111 East 48th Street, New York, New York 10017. The meeting will be broadcast via the Investor Relations section of our website www.unilife.com as a “live” listen only webcast.

All stockholders and CDI holders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your proxy card or CHESS Depository Interest (CDI) voting instruction form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

We are furnishing our proxy materials over the Internet. Therefore, you will not receive paper copies of our proxy materials. We will instead send you a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides instructions on how you may obtain copies of the proxy materials if you so choose.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. As a Delaware corporation and under our bylaws, a minimum of one-third of our outstanding shares of common stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy at the meeting in order for the meeting to be considered valid. You may vote your shares (or direct the CDI depositary to vote if you hold your shares in the form of CDIs) online or by mailing a completed proxy card or CDI voting instruction form if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the proxy card and the CDI Voting Instruction Form. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at the meeting.

Sincerely yours,

Slavko James Joseph Bosnjak
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 1, 2011 AT 4:00 P.M.
(U.S. EASTERN STANDARD TIME)

TO THE STOCKHOLDERS:

Notice is hereby given that the annual meeting of stockholders of Unilife Corporation, a Delaware corporation, will be held on Thursday, December 1, 2011, at 4:00 P.M., U.S. Eastern Standard Time, (8:00 A.M. Australian Eastern Daylight Time on Friday, December 2, 2011) at the Intercontinental New York Barclay, 111 East 48th Street, New York, New York 10017, for the following purposes:

1. To elect seven directors, identified in the accompanying proxy statement, to hold office until our annual meeting of stockholders to be held in 2012 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal (“Proposal No. 1”);

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012 (“Proposal No. 2”);

3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers (“Proposal No. 3”);

4. To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers (“Proposal No. 4”);

5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Slavko James Joseph Bosnjak (which Mr. Bosnjak may elect to take in the form of shares of common stock or phantom stock units) on the terms set out in the accompanying proxy statement;

6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Jeff Carter (which Mr. Carter may elect to take in the form of shares of common stock or phantom stock units) on the terms set out in the accompanying proxy statement;

7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to William Galle (which Mr. Galle may elect to take in the form of shares of common stock or phantom stock units) on the terms set out in the accompanying proxy statement;

8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to John Lund (which Mr. Lund may elect to take in the form of shares of common stock or phantom stock units) on the terms set out in the accompanying proxy statement;

9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Mary Katherine Wold (which Ms. Wold may elect to take in the form of shares of common stock or phantom stock units) on the terms set out in the accompanying proxy statement.

10. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Marc Firestone (which Mr. Firestone may elect to take in the form of shares of common stock or phantom stock units) on the terms set out in the accompanying proxy statement;

11. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,916,000 securities (in the form of 1,166,000 shares of restricted stock and 750,000 stock options) to Alan D. Shortall on the terms set out in the accompanying proxy statement;

12. For the purposes of ASX Listing Rule 7.2 (Exception 9) and for all other purposes, to approve the 2009 Stock Incentive Plan, as proposed to be amended;

13. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our board of directors recommends that stockholders vote FOR the re-election of each of the directors named in Proposal No. 1 and FOR Proposals No. 2-3 and 5-11, excluding Slavko James Joseph Bosnjak (with respect to Proposal No. 5 only), Jeff Carter (with respect to Proposal No. 6 only), William Galle (with respect to Proposal No. 7 only), John Lund (with respect to Proposal No. 8 only), Mary Katherine Wold (with respect to Proposal No. 9 only), Marc Firestone (with respect to Proposal No. 10 only), and Alan D. Shortall (with respect to Proposal No. 11 only), who abstain from making a recommendation with respect to the proposal in parentheses after their name due to their personal interest in that proposal. The board of directors recommends that stockholders vote for THREE YEARS with respect to Proposal No. 4. Our board of directors does not make a recommendation with respect to Proposal No. 12 due to their interest in the outcome of that proposal.

Stockholders of record as of the close of business on October 7, 2011 (U.S. Eastern Daylight Time), the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement of the meeting. Record holders of CDIs as of the close of business on the record date are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by following the instructions on the enclosed CDI voting instruction form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of CDI holders at the meeting in accordance with the instructions received via the CDI voting instruction form or online.

The proxy statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the proxy statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor or other professional adviser prior to voting.

By order of the Board of Directors,

J. Christopher Naftzger
Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

October 14, 2011

IMPORTANT:  To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating and returning the enclosed proxy card or CDI voting instruction form to the address specified, or, for the holders of our common stock only, via telephone. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI voting instruction form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 4:00 P.M. U.S. EASTERN STANDARD TIME ON DECEMBER 1, 2011 (8:00 A.M. Australian Eastern Daylight Time December 2, 2011): A complete set of proxy materials relating to our meeting is available on the Internet. These materials, consisting of the Notice of Meeting, Proxy Statement, proxy card, CDI voting instruction form and Annual Report on Form 10-K for the fiscal year ended June 30, 2011, may be viewed and printed at www.unilife.com. If you are a CDI holder, you may be also view and print these materials online at www.investorvote.com.au.

UNILIFE CORPORATION

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 1, 2011
(U.S. EASTERN STANDARD TIME)

The accompanying proxy is solicited by the board of directors of Unilife Corporation, a Delaware corporation (the “Company”), for use at our annual meeting of stockholders to be held at 4:00 P.M. U.S. Eastern Standard Time on Thursday, December 1, 2011 (8:00 A.M. Australian Eastern Daylight Time on December 2, 2011), or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Meeting of Stockholders.

A Notice of Internet Availability of Proxy Materials is being mailed to our stockholders on or about October 19, 2011.

INTERNET AVAILABILITY OF PROXY MATERIALS

A complete set of proxy materials relating to our meeting is available on the Internet. These materials, consisting of the Notice of Meeting, Proxy Statement, proxy card, CDI voting instruction form and Annual Report on Form 10-K for the fiscal year ended June 30, 2011, may be viewed and printed at www.envisionreports.com/unis. If you are a CDI holder, you may also view and print these materials online at www.investorvote.com.au.

SOLICITATION AND VOTING

Voting Rights and Procedures

Only those stockholders or CDI holders of record as of the close of business on October 7, 2011 (U.S. Eastern Daylight Time), the record date, will be entitled to vote at the meeting and any adjournment or postponement thereof. Those persons holding CDIs are entitled to receive notice of and attend the meeting and may instruct CDN to vote at the meeting by following the instructions on the CDI voting instruction form or by voting online at www.investorvote.com.au.

As of the record date, we had 64,270,656 shares of common stock outstanding (equivalent to 385,623,936 CDIs assuming all shares of common stock were converted into CDIs on the record date), all of which are entitled to vote with respect to all matters to be acted upon at the meeting, except to the extent of the voting exclusions for Proposals No. 5 — 12 described below. Each stockholder as of the close of business on the record date is entitled to one vote for each share of common stock held by such stockholder. Each CDI holder as of the close of business on the record date is entitled to direct CDN to vote one share for every six CDIs held by such holder. One-third of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary voting authority and has not received instructions as to how to vote on a particular proposal) will each be counted as present and entitled to vote for the purposes of determining whether a quorum is present.

The following describes how you may vote on each proposal and the votes required for approval of each proposal:

Proposal No. 1 — Our seven director nominees will be elected by a plurality of votes. You may vote for each director nominee or withhold your vote from one or more of the nominees. Withholding a vote as to any director nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions and broker non-votes have no effect, since approval by a specific percentage of the shares present or outstanding is not required.

Proposals No. 2 and 3 and Proposals No. 5 through 12 — The affirmative vote of the holders of a majority in voting power of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the matter must be obtained in order to approve each of these proposals. You may vote for or against the proposal or you may abstain from voting. Abstentions will not be counted as affirmative votes and will have the same effect as AGAINST votes, and broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of such proposals.

Proposal No. 4 — With respect to the non-binding advisory vote on the frequency of the advisory vote on executive compensation, stockholders will be considered to have expressed a frequency preference for the alternative that receives the most votes. You may vote for a frequency of every one year, two years, or three years. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

Solicitation of Proxies

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in so doing.

Voting Instructions

All shares of our common stock represented by properly executed proxies received before the times indicated on the proxy will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy card determines, or, if no person is nominated, the shares will be voted “FOR” each proposal, except for Proposal No. 4 in which case the shares will be voted for “THREE YEARS”. The persons named as proxies will vote on any other matters properly presented at the meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17406, a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote without attending the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted as follows:

•	If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or telephone by following the instructions provided on the proxy card or can vote by proxy by mail pursuant to instructions provided on the proxy card.

•	If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account. If you hold shares beneficially in street name, you may vote by proxy over the Internet or telephone by following the instructions provided on the Proxy Card or may vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Delaware law, votes cast by Internet have the same effect as votes cast by submitting a written proxy card.

Special Instructions for CDI Holders

Specific instructions to be followed by any CDI holder interested in directing CDN to vote the shares underlying their CDIs are set forth on the CDI voting instruction form. The Internet voting procedures for CDI holders are designed to authenticate the CDI holder’s identity and to allow the CDI holder to direct CDN to vote his or her shares and confirm that his or her voting instructions have been properly recorded.

CDI holders may direct CDN to vote their underlying shares at the meeting by following the instructions in the CDI voting instruction form and voting online at www.investorvote.com.au or by returning the CDI voting instruction form to Computershare, being the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:00 A.M. on November 28, 2011 U.S. Eastern Standard Time (8:00 P.M. on November 28, 2011 Australian Eastern Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions. If you direct CDN to vote by completing the CDI voting instruction form, you may revoke those directions by delivering to Computershare, no later than 4:00 A.M. on November 28, 2011 U.S. Eastern Standard Time (8:00 P.M. on November 28, 2011 Australian Eastern Daylight Time), a written notice of revocation bearing a later date than the CDI voting instruction form previously sent.

CDI holders may attend the meeting, but cannot vote in person at the meeting.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The terms of office of each of our current directors will expire at the meeting. Our board has determined to nominate for re-election each of our current directors for a one-year term. Directors are elected by a plurality (i.e., nominees with the highest number of votes for their re-election will be elected as directors) of votes present or represented by proxy and entitled to vote at the meeting. Shares represented by validly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees. If any of the nominees is unexpectedly unavailable for election, these shares will be voted for the election of a substitute nominee proposed by our nominating and corporate governance committee or our board may determine to reduce the size of our board. Each person nominated for election has agreed to serve if elected.

Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that the board believes such nominee brings to the board. Please note that the tenure of the nominees on the Unilife board described below includes service on the board of Unilife Medical Solutions Limited (“UMSL”), our Australian predecessor.

Slavko James Joseph Bosnjak (age 62).  Mr. Bosnjak has served as our director since February 2003 and as chairman of our board since April 2006. Mr. Bosnjak has been a co-owner and director of the Le Meridien Lav Hotel in Split, Croatia since 2002 and is chairman and co-founder of Ultimate Outdoor Ltd., an Australian outdoor advertising company. Mr. Bosnjak is chairman of Chiron Commercial Vehicles Pty Ltd. a Malaysian company which manufactures bus bodies for export to Australia. He has also held positions on Commonwealth and New South Wales government advisory bodies, including the Greater Western Sydney Economic Development Board, and the GROW Employment Council. Mr. Bosnjak also served as the Chairman of the Tourism Council of Australia and Bus 2000 Ltd., which coordinated bus services for the Sydney 2000 Olympic Games. Mr. Bosnjak was awarded an Order of Australia Medal in 1994 for his services to transport and the community, and also holds an honorary doctorate from the University of Western Sydney for his services related to employment growth and economic development. Our board believes that Mr. Bosnjak’s broad government and investment experience in numerous industries across Australia, Asia and Europe, as well as his long history with us and deep knowledge of our business, make him well-suited to serve as a director.

Alan D. Shortall (age 58).  Mr. Shortall has served as our chief executive officer since September 2002. Mr. Shortall founded Unilife in July 2002 and has guided the growth of Unilife since then. In 2008, the trade magazine Medical Device and Diagnostic Industry named him as one of 100 Notable People in the medical device industry worldwide. Our board believes that Mr. Shortall’s strategic vision and intimate understanding of our safety syringe technology and products, as well as his substantial marketing and commercial experience, make him well-suited to serve as a director.

John Lund (age 45).  Mr. Lund has served as our director since November 2009. Mr. Lund has also served as managing partner of M&A Holdings, LLC, a private consulting company since July 2003, and Upstart CFO, LLC since December 2010. Mr. Lund was vice president of finance and controller of E-rewards, Inc., an internet market research company from February 2009 to March 2011, vice president and controller of Nexstar Broadcasting Group, Inc., a NASDAQ listed television broadcasting company, from March 2008 to November 2008, vice president of finance and corporate controller of LQ Management, LLC (LaQuinta) from November 2006 to March 2008,and corporate controller of ExcellerateHRO, a Hewlett Packard company, from January 2005 to October 2006. Prior to that, Mr. Lund held chief financial officer and controller positions for various public and private companies, and was a manager at KPMG. Mr. Lund received the Certificate of Director Education from the National Association of Corporate Directors (NACD) and completed various corporate governance courses at Harvard during 2010. Mr. Lund, a certified public accountant, graduated from University of North Texas in 1991 and is currently completing an MBA at Kellogg School of Management. Mr. Lund is actively involved in the NACD, Financial Executive Institute, American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Our board believes that Mr. Lund’s expertise in finance and accounting and his experience with corporate transactions and publicly listed companies make him well-suited to serve as a director.

William Galle (age 72).  Mr. Galle has served as our director since June 2008. Mr. Galle was also an independent director of American Marketing Complex in New York City from October 2007 to December 2009. Since 2009, Mr. Galle has been affiliated as an investment banker with Bradley Woods, a 40 year-old New York City-based independent research and investment banking firm specializing in federal regulatory and legislative developments impacting substantial investor portfolios. Since 1993, Mr. Galle has been president of Diversified Portfolio Strategies LLC in Washington D.C., which provides alternative investment advisory services for institutions and substantial investors. Prior thereto, he was vice president of pension services at Smith Barney, Harris Upham and director of corporate services at NASDAQ in Washington, D.C. Mr. Galle is a graduate of Columbia University, Rutgers University, and the New York Institute of Finance. Our board believes that Mr. Galle’s investment advisory experience makes him a qualified member of the board.

Jeff Carter (age 53).  Mr. Carter has served as our director since April 2006. From February 2005 until January 2009, Mr. Carter served as chief financial officer of UMSL. He also served as company secretary of UMSL from March 2007 to July 2010. Mr. Carter is a chartered accountant and holds a master’s degree in applied finance from Macquarie University. Mr. Carter was a chief financial officer of various publicly listed healthcare companies prior to joining UMSL in February 2005. Prior to entering the healthcare industry Mr. Carter held Senior Management positions with Coca Cola, Santos, Canadian Imperial Bank of Commerce and Touche Ross. Mr. Carter has in excess of 30 years experience in professional accounting, investment banking, corporate finance and commercial/strategic planning roles. Our board believes that Mr. Carter’s experience in financial and management roles, with a strong background in the healthcare industry, make him a valuable member of the board.

Mary Katherine Wold (age 58).  Ms. Wold has served as our director since May 2010. Ms. Wold serves as chief executive officer of the Church Pension Fund, which oversees defined benefit and defined contribution pension plans for clergy and lay employees of the Episcopal Church. Prior to her position at the Church Pension Fund, Ms. Wold served as senior vice president of finance from 2007 to 2009, senior vice president of tax and treasury from 2005 to 2007 and vice president of tax from 2002 to 2005, of Wyeth, a NYSE-listed pharmaceutical company, which was acquired by Pfizer in October 2009. Prior thereto, Ms. Wold spent 17 years with the international law firm of Shearman & Sterling based in New York, specializing in international tax planning for multinational corporations and in the tax aspects of mergers and acquisitions, capital markets and private equity transactions. Ms. Wold received her law degree from the University of Michigan and her Bachelor of Arts degree from Hamline University. Our board believes that Ms. Wold’s knowledge in financial, tax, and treasury matters along with her broad experience in global operations at one of the world’s largest pharmaceutical companies make her a valuable member of the board.

Marc S. Firestone (age 51).  Mr. Firestone has served as our director since July 2010. Mr. Firestone serves as executive vice president of corporate & legal affairs and general counsel for Kraft Foods Inc., a Fortune 100 company. Prior to his position at Kraft Foods, Mr. Firestone held senior executive positions at Philip Morris Companies and its subsidiaries, including as senior vice president and general counsel, Philip Morris International, and senior vice president of regulatory affairs, Philip Morris Companies. Before joining Philip Morris, he was an attorney with the law firm of Arnold & Porter. He holds a juris doctorate from Tulane University School of Law, and a bachelor’s degree from Washington & Lee University. He received the International Law Office/Association of Corporate Counsel “General Counsel of the Year” award in 2011. Our board believes that Mr. Firestone’s legal and government relations knowledge and international experience make him a valuable member of the board.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Our business is managed under the direction and oversight of our board. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in board and board committee meetings. We believe open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. Our board has adopted corporate governance guidelines (board charter) that, along with the charters of our board committees and our code of business conduct and ethics, provide the framework for our governance. A complete copy of our corporate governance guidelines, the charters of our board committees, and our code of ethics may be found on the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance”. Information contained on our website is not part of this proxy statement. The board regularly reviews corporate governance developments and modifies these policies as warranted. Any changes in these governance documents will be reflected on the same location of our website.

Director Independence

Our board has determined that each of Slavko James Joseph Bosnjak, John Lund, William Galle, Mary Katherine Wold and Marc S. Firestone is “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, NASDAQ listing standards and the ASX Corporate Governance Council Corporate Governance Principles and Recommendations.

Board Leadership Structure

As reflected in our corporate governance guidelines and in order to comply with the ASX Corporate Governance Council Corporate Governance Principles and Guidelines, the roles of chairman and chief executive officer are occupied by separate individuals.

Alan D. Shortall currently serves as our chief executive officer and Slavko James Joseph Bosnjak serves as our chairman of the board. We believe this leadership structure is presently the most appropriate structure for us. As chief executive officer, Mr. Shortall is responsible for setting our strategic direction and the day-to-day leadership and performance, while Mr. Bosnjak, as chairman, provides guidance to the chief executive officer, and acts as a liaison between the chief executive officer and the rest of the board.

Board’s Role in Risk Oversight

Our board is ultimately responsible for ensuring that appropriate risk management policies and procedures are in place to protect our assets and business. The board requires senior management to ensure that an approach to managing risk is implemented as part of our day to day operations and to design internal control systems with a view to identifying and managing material risks. The committees of our board are responsible for evaluating the risks related to their respective responsibilities and overseeing the management of such risks. Our board periodically reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Meetings and Committees of the Board

Directors are expected to attend meetings of the board and any board committees on which they serve. The board has four standing committees to facilitate and assist the board in the execution of its responsibilities: the audit committee, the compensation committee, the nominating and corporate governance committee, and the strategic partnerships committee.

During the fiscal year ended June 30, 2011, the board held four meetings and the audit, compensation, nominating and corporate governance, and strategic partnerships committees held four, two, one and five meetings, respectively. Each director attended 75% or more of the aggregate of all meetings of the board and board committees on which such director served at the time of the meetings.

In accordance with our corporate governance guidelines, we make every effort to schedule our meeting of stockholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. Under our corporate governance guidelines, all directors should make every effort to attend our meeting of stockholders absent an unavoidable and irreconcilable conflict. In 2010, the meeting was held in New York City and six of seven of the directors then in office attended the meeting. Mr. Carter was unable to attend the meeting, in person, as it was necessary for him to facilitate the completion of the Company’s capital raising activities that were underway in Australia.

Audit Committee

The primary purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The committee also reviews the qualifications, independence and performance, and approves the terms of engagement of our independent auditors, and reviews and approves any related party transactions. The audit committee is governed by a written charter approved by our board, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance.”

The audit committee currently consists of John Lund (Chairman), Slavko James Joseph Bosnjak and Mary Katherine Wold. Our board of directors has determined that Mr. Lund qualifies as an “audit committee financial expert” as defined under SEC rules.

Compensation Committee

The primary purpose of the compensation committee is to supervise and review our affairs as they relate to the compensation and benefits of our named executive officers. In carrying out these responsibilities, the compensation committee reviews all components of executive compensation for consistency with our compensation philosophy and with the interests of our stockholders. The compensation committee is governed by a written charter approved by our board of directors, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance.”

Our compensation committee’s responsibilities include the following:

•	develop and implement an executive compensation policy to support overall business strategies and objectives, attract and retain key executives, link compensation with business objectives and company performance, and provide competitive compensation;

•	approve compensation for the chief executive officer, including relevant performance goals and objectives, review and approve compensation for other named executive officers, and oversee their evaluations;

•	make recommendations to our board of directors with respect to the adoption of stock-based compensation plans and incentive compensation plans;

•	review the outside directors’ compensation program for competitiveness and plan design, and recommend changes to our board, as appropriate;

•	oversee the management succession process for our chief executive officer and selected senior executives;

•	oversee general compensation plans and initiatives; and

•	consult with senior management on major policies affecting employee relations and benefits.

The compensation committee currently consists of Slavko James Joseph Bosnjak (Chairman), John Lund and William Galle.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee oversees our director nomination and corporate governance matters. The nominating and corporate governance committee is governed by a written charter approved by our board of directors, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance.”

The nominating and corporate governance committee’s primary responsibilities are to:

•	identify individuals qualified to become board members;

•	select, or recommend to the board of directors, director nominees for each election of directors;

•	develop and recommend to the board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment and removal;

•	recommend corporate governance principles, codes of ethics and compliance mechanisms applicable us, and

•	provide oversight in the evaluation of the board and each committee.

The nominating and corporate governance committee currently consists of Marc S. Firestone (Chairman), Slavko James Joseph Bosnjak, John Lund and William Galle.

Strategic Partnerships Committee

The primary purpose of the strategic partnerships committee is to provide support to our senior management in establishing and maintaining strategic partnership relationships between us, pharmaceutical companies, potential customers and other third parties that the committee considers can be of strategic importance in our growth. To that end, the strategic partnerships committee will review and evaluate strategic partnership status, strategies and opportunities with our senior management, assist our senior management in developing strategic partnerships and relationships and, from time to time, initiate proposals and make recommendations on strategic partnerships. The strategic partnerships committee is governed by a written charter approved by our board of directors, a copy of which is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance.”

The strategic partnerships committee consists of Mary Katherine Wold (Chair), Alan D. Shortall, John Lund and Marc S. Firestone.

Nominations Process and Director Qualifications

In evaluating candidates for directors proposed by directors, stockholders and/or management, the nominating and corporate governance committee considers the following factors, among others:

•	the committee’s views of the current needs of the board for certain skills, experience or other characteristics;

•	the candidate’s background, skills, and experience;

•	other characteristics and expected contributions of the candidate; and

•	the qualification standards established from time to time by the nominating and corporate governance committee.

The nominating and corporate governance committee considers the appropriate skills and characteristics required of board members in the context of the current makeup of the board. In accordance with our corporate governance guidelines, this assessment includes issues of diversity, age, skills such as understanding of manufacturing, technology, finance and marketing, and international background, all in the context of an assessment of the perceived needs of the board at that point in time. Pursuant to our corporate governance guidelines, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. They must also have an inquisitive and objective perspective and mature judgment.

In identifying director nominees, the nominating and corporate governance committee first evaluates the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating and corporate governance committee or the board decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the nominating and corporate governance committee believes that a committee-recommended nominee to the board of directors must possess, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. If the nominating and corporate governance committee believes, at any time, that the board requires additional candidates for nomination, the committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The nominating and corporate governance committee also considers suggestions of nominees from our stockholders. Stockholders may recommend individuals for consideration by following the procedures set forth in our bylaws.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee has ever been an executive officer or employee of us or any of our subsidiaries, or has any relationship with us or our executives, other than their directorship and equity interests in us as disclosed in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” During fiscal 2011, none of our executive officers served on the compensation committee or board of any other entity that had any executive officer who also served on our board.

Code of Business Conduct and Ethics

Our board has adopted a code of business conduct and ethics which meets the definition of “code of ethics” under the SEC rules. The code applies to all of our employees and directors. A copy of the code of business conduct and ethics is available from the investor relations section of our website at www.unilife.com under the heading of “Corporate Governance”. We intend to disclose any amendment to, or waiver from, a provision of the code that applies to any of our principal executive, financial or accounting officers in the investor relations section of our website.

Communications with Directors

Stockholders may communicate with our directors by transmitting correspondence by mail, facsimile or email, addressed as follows.

Chairman of the Board
or Board of Directors
or [individual director]
c/o J. Christopher Naftzger
250 Cross Farm Lane
York, Pennsylvania 17406 USA
Fax: + 717 384-3402
Email Address: chris.naftzger@unilife.com

All incoming communications are screened by our corporate secretary and transmitted to the intended recipient absent safety or security issues.

DIRECTOR COMPENSATION

The following table provides information regarding the total compensation that we paid or awarded to our non-executive directors during the year ended June 30, 2011. Directors who are also employees do not receive compensation for their services as directors.

				Nonqualified
	Fees Earned			Deferred
	or Paid	Stock	Option	Compensation	All Other
	in Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)	($)	($)(1)	($)(2)	($)	($)

Slavko James Joseph Bosnjak	118,836 (3)	—	—	10,695	—	129,531
William Galle	48,504	—	—	—	472	48,976
Jeff Carter	53,476 (4)	—	—	4,812	346,392 (5)	404,680
John Lund	80,004	—	—	—	2,908	82,912
Mary Katherine Wold	63,496	—	199,895	—	2,325	265,716
Marc Firestone(6)	49,212	—	215,542	—	—	264,754

(1)	The amount referenced is the grant date fair value of the stock options determined in accordance with ASC Topic 718 using the Black-Scholes option-pricing model. The valuation assumptions used for determining the amounts discussed in this footnote are provided in Note 4 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011.

(2)	Represents statutory contributions of 9% of fees to a superannuation fund (i.e., pension) for Australian directors only.

(3)	Mr. Bosnjak’s fees represent A$120,000 paid in Australian dollars. Amounts were converted using the average exchange rate during the applicable period.

(4)	Mr. Carter’s fees represent A$54,000 paid in Australian dollars. Amounts were converted using the average exchange rate during the applicable period. This amount represents fees earned solely for serving as a director.

(5)	Mr. Carter’s other compensation includes amounts paid to a consulting entity of which Mr. Carter is the principal. The consulting entity provides accounting, company secretarial, ASX liaison and other consulting services provided to us. Mr. Carter has direct responsibility for the management of the Australian representative office and compliance with Australian listing rules. These fees were paid in Australian dollars and were converted using the average exchange rate during the applicable period. Of these consulting fees, A$137,425 was paid to one of our former employees to assist Mr. Carter in performing these functions.

(6)	Mr. Firestone was appointed to the board on July 27, 2010.

The fees for all independent members of the board are as follows:

Board:
Annual retainer per director	$25,000
Chairman of the board fee	25,000
Fee per meeting for a full board meeting (limit 4 per year)	1,500
Incremental fee for out of town meeting	1,000
Audit Committee:
Annual retainer for chairperson	20,000
Annual retainer for other members	10,000
Fee per meeting (limit four per year)	500
Compensation Committee:
Annual retainer for chairperson	15,000
Annual retainer for other members	7,500
Fee per meeting (limit four per year)	250
Nominating and Corporate Governance Committee:
Annual retainer for chairperson	10,000
Annual retainer for other members	5,000
Fee per meeting (limit four per year)	250
Strategic Partnerships Committee:
Annual retainer for chairperson	17,500
Annual retainer for other members	7,500
Fee per meeting (limit four per year)	500

Also, a director attending any board or committee meeting in person that requires the director to travel for more than two hours will be paid an additional $1,000 for attending such meeting.

We paid Mr. Carter an annual cash fee for all of his services as a director. We did not compensate him separately for attendance at meetings or for service on board committees.

To date, we have not granted annual stock-based awards to our directors. The board has approved an annual equity grant of 15,000 shares of common stock or phantom stock units for our non-executive directors, subject to stockholder approval being obtained for the grant as required under the ASX Listing Rules. For information regarding these proposed grants to our non-executive directors, please see “Proposals No. 5 — 10 — Approval of the Grant of Securities to Non-Executive Directors of the Company under the 2009 Stock Incentive Plan” on page 37.

Stock Ownership and Retention Guidelines for Non-Executive Directors

In September 2011, our board adopted new stock ownership and retention guidelines for non-executive directors. Previously, our corporate governance guidelines acknowledged our board’s belief that directors should be stockholders in order to align their interests with the long-term interests of our stockholders, but the guidelines did not establish a level of share ownership for individual directors. With the adoption of the new stock ownership and retention guidelines, specific ownership and retention standards are set, as follows.

Stock Ownership Guideline

Each non-executive director is strongly encouraged to acquire and hold shares of our common stock having an aggregate value equal to four times his or her annual cash compensation for service on the board and board committees, excluding for this purpose meeting fees and expense reimbursements. For purposes of this stock ownership guideline, directly and indirectly owned shares, unvested shares of restricted stock, and vested and unvested stock units are counted as shares owned, but unexercised stock options are not. Directors are expected to achieve their ownership goal within three years after the board’s initial adoption of this stock ownership guideline or the director’s appointment to the board, whichever is later.

This stock ownership guideline applies to the minimum number of shares that have an aggregate fair market value equal to the director’s ownership goal on the date that his or her ownership interest first meets the applicable ownership goal. Upon meeting the ownership goal, that number of shares becomes fixed and ownership of that number of shares must be maintained until the end of the director’s service on the board. A director’s ownership goal will not change as a result of changes in his or her annual cash compensation or fluctuations in the price of our common stock.

To facilitate achievement of the ownership goal, until the ownership goal is achieved the director is expected to retain all of the “net gain shares” resulting from the exercise of stock options, the grant of vested shares, or the vesting of restricted stock or stock units granted under our equity incentive plans. “Net gain shares” means the net number of shares remaining after reduction by the number of shares of common stock that the director would need to sell to cover the exercise price and taxes owed with respect to the grant, exercise or vesting event (assuming for this purpose a flat 40 percent tax rate and sale of shares at the closing price on the date of the taxable event).

Stock Retention Guideline

To further align the interests of the non-executive directors with those of our stockholders, in addition to satisfying the ownership goal described above, a further retention requirement applies to shares acquired from us by each non-executive director. Sixty percent of all net gain shares that are issued to the director after his or her achievement of the ownership goal, which net gain shares result from the exercise of stock options, the grant of vested shares, or the vesting of restricted stock or stock units granted under our equity incentive plans, and are not otherwise subject to the ownership goal are expected to be held until the end of the director’s service on the board. This retention guideline applies to net gain shares that arise in connection with stock options, restricted stock awards and stock units outstanding as of the date the guideline is adopted by the board and stock-based awards granted after that date.

Waiver and Modification of Guidelines

These stock ownership and retention guidelines may be waived at the discretion of a majority of the members of the compensation committee in the event compliance would place severe hardship on a director or prevent a director from complying with a court order, as in the case of divorce settlement; provided, however, that a member of the compensation committee may not cast a vote on his or her own waiver request. It is expected that these instances of waiver requests will be rare.

The board may, upon recommendation of the compensation committee, amend or modify these stock ownership and retention guidelines at any time, in whole or in part.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the audit committee takes into account the views of management.

The audit committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending June 30, 2012. KPMG has acted in such capacity since its appointment in March 2010 to replace BDO Audit (WA) Pty Ltd (“BDO”). The audit committee has considered whether KPMG’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm and determined that such services are compatible.

Although ratification by stockholders is not a prerequisite to the ability of the audit committee to select KPMG as our independent registered public accounting firm, we believe such ratification to be desirable. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of KPMG as our independent registered public accounting firm for the fiscal year ending June 30, 2012. If the stockholders do not ratify the selection of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the audit committee; however, the audit committee may select KPMG notwithstanding the failure of the stockholders to ratify its selection. If the appointment of KPMG is ratified, the audit committee will continue to conduct an ongoing review of KPMG’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace KPMG at any time.

Representatives of KPMG are expected to be present at the meeting, with the opportunity to make a statement if the representatives desire to do so. It is also expected that they will be available to respond to appropriate questions.

Fees Paid

The following table sets forth the fees for services provided by KPMG during the years ended June 30, 2011 and 2010.

	2011	2010

Audit Fees(1)	$380,333	$195,673
Audit-Related Fees(2)	31,000	7,000
Tax Fees(3)	22,000	—
All Other Fees	—	—

Total Fees	$433,333	$202,673

(1)	Audit fees include amounts for professional services in connection with the annual audit of our consolidated financial statements and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. In addition, for the fiscal year ended June 30, 2011 audit fees included professional services related to the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)	Audit-related fees include amounts for professional services in connection with the review of our SEC registration statements.

(3)	Tax fees include amounts for professional services in connection with tax compliance, tax advice and tax planning paid.

The following table sets forth the fees for services provided by BDO during the year ended June 30, 2010.

2010

Audit Fees(1)	$85,815
Audit-Related Fees(2)	181,780
Tax Fees(3)	16,728
All Other Fees	—

Total Fees	$284,323

(1)	Audit fees include amounts for professional services in connection with the annual audit of our consolidated financial statements and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)	Audit-related fees include amounts for professional services in connection with the review of our SEC registration statements.

(3)	Tax fees include amounts for professional services in connection with tax compliance, tax advice and tax planning paid.

Audit Committee’s Pre-Approval Policy

It is the audit committee’s policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services. The audit committee may delegate authority to pre-approve audit or non-audit services to one or more of its members. Any pre-approval authorized by a member of the audit committee to whom authority has been delegated must specify clearly in writing the services and fees approved by such member. Any member to whom such authority is delegated shall report any pre-approval decisions made under such delegated authority to the audit committee at its next scheduled meeting. All of the 2010 and 2011 fees paid to the independent registered public accounting firm described above were pre-approved by the audit committee in accordance with the pre-approval policy.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF
PROPOSAL NO. 2

REPORT OF THE AUDIT COMMITTEE

The audit committee of our board is composed of John Lund (Chairman), Slavko James Joseph Bosnjak and Mary Katherine Wold. The audit committee members are not professional accountants or auditors (although Mr. Lund is a certified public accountant, he currently does not work as an accountant or auditor). Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. In this context, the audit committee has reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011 filed with the SEC.

The audit committee also has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1, AU section 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letters from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence and has discussed with KPMG their independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended that our board include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the SEC.

THE AUDIT COMMITTEE
John Lund (Chairman)
Slavko James Joseph Bosnjak
Mary Katherine Wold

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND INCENTIVE COMPENSATION

Our compensation committee has reviewed our compensation systems and has determined that it is not reasonably likely that our compensation plans would have a material adverse effect on us for the following reasons:

•	Any operational performance objectives of our annual cash incentive and stock-based grant programs are objectives that are reviewed and approved by our compensation committee and board.

•	The strategic milestones for our annual cash incentive program for our named executive officers are based on the same set of Company goals as for other employees.

•	Our annual cash incentive program is designed to reward bonus-eligible employees for committing to and delivering goals that are aligned with our strategic plan, with objectives linked to our strategic plan or performance.

•	The performance goals are reviewed by senior management and our board of directors to ensure that they are focused on business activity that advances the stockholders’ interests and do not encourage excessive or potentially damaging risk-taking.

•	The amount of annual cash incentive compensation is not set at such an aggressive level that it would induce bonus-eligible employees to take inappropriate risks that could threaten our financial and operating stability.

•	Because the performance measures for our annual cash incentive program are based on strategic objectives of our business plan, we do not believe that any of the goals approved under our annual cash incentive compensation program would encourage manipulation of reported earnings to enhance the compensation of any employee.

•	Our compensation programs are balanced to avoid too much focus on stock-based or annual cash incentive compensation, do not contain highly leveraged payout curves or uncapped payouts, do not set unreasonable thresholds and do not encourage short-term business decisions to meet payout thresholds.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes our compensation philosophy and practices for those individuals who were our most highly compensated executives based on their fiscal 2011 compensation. We refer to these individuals as “named executive officers.” Our fiscal year begins on July 1st and ends on June 30th of each year. Thus, all references to “fiscal 2011” mean the period that spans July 1, 2010 to June 30, 2011.

Our named executive officers are:

•	Alan D. Shortall, who is our chief executive officer;

•	R. Richard Wieland II, who is our executive vice president and chief financial officer;

•	Ramin Mojdehbakhsh, Ph.D. (Dr. Mojdeh), who became our executive vice president and chief operating officer in February 2011;

•	J. Christopher Naftzger, who is our vice president, general counsel, corporate secretary and chief compliance officer; and

•	Mark V. Iampietro, who is our vice president, quality systems and regulatory affairs.

Executive Summary

Fiscal 2011 was our first full year as a public company in the United States. As we began the year, we set a number of important goals for our company for 2011, including the following:

•	Completing the industrialization process for the Unifill® ready-to-fill syringe;

•	Completing our new manufacturing facility and global headquarters in York, Pennsylvania and relocating all of our operations to the new facility;

•	Strengthening our financial position; and

•	Further developing our senior management team.

By the end of the fiscal year, we achieved these goals and also made significant progress on a number of other fronts. Our major achievements for fiscal 2011 include the following:

•	In March 2011, we commenced initial production of the Unifill® ready-to-fill syringe and in late June, we completed the validation phase for the syringe, which represented the final step in the industrialization process.

•	We completed our new manufacturing facility on schedule and moved all staff to the new building in December 2010.

•	We raised approximately A$36 million of additional capital through an Australian private placement and share purchase plan, while also securing an $18 million mortgage for our headquarters from a local bank.

•	We hired Dr. Mojdeh, formerly of Becton Dickinson Pharmaceutical Systems, as our new chief operating officer. Dr. Mojdeh has led a realignment of our business to enhance operational focus, improve efficiencies and drive continuous growth.

•	We hired several new commercial and technical personnel with significant medical device industry experience, which has given us increased contacts with pharmaceutical companies and has resulted in our developing a diversified and highly innovative portfolio of advanced drug delivery systems, in addition to the Unifill® ready-to-fill syringe, in response to the unmet needs of pharmaceutical companies, healthcare workers and patients.

When designing the annual and long-term compensation program for our named executive officers, our compensation committee balanced the creation of appropriate incentives for the achievement of our strategic goals with the desire to conserve cash. We believe that our compensation program for our named executive officers was instrumental in helping us achieve our objectives for fiscal 2011. Highlights of the committee’s compensation decisions include the following:

•	Base salaries for our named executive officers stayed basically flat, except for one market-based adjustment. As part of our business realignment, in April 2011, we also cancelled cost of living increases for our named executive officers which had been instituted in January.

•	All of our named executive officers (other than Dr. Mojdeh who joined us in February 2011) earned 100% of their target cash incentive awards for calendar year 2010 at the levels provided in their employment agreements. These awards were paid in two installments, half in mid-December 2010 and half in March 2011, based on satisfaction of their personal key performance indicators, or KPIs, established by the compensation committee early in calendar 2010. Although our fiscal year ends on June 30, our performance year for our cash incentive plan is based on a calendar year. Thus, the payments we made in December 2010 and March 2011 related to the 2010 calendar year performance period which included the first six months of fiscal 2011. As Mr. Shortall’s performance objectives for the 2011 calendar year were completed relatively early in the year, we paid Mr. Shortall 100% of his target cash incentive award for the 2011 calendar year in April 2011.

•	We did not pay any bonuses in addition to the cash incentive awards described above.

•	As we discuss below under “Elements of Compensation — Long-Term Incentive Compensation”, Mr. Shortall, did not receive a stock-based award in fiscal 2011. Mr. Shortall received in fiscal 2010 grants of performance-based restricted stock that vest upon achievement of specified strategic milestones and stock options that vest based on the attainment of specified market prices for our common stock over a sustained period of time. These awards were intended to award performance to be achieved over a multi-year period.

•	Dr. Mojdeh received an initial grant of performance-based restricted stock and stock options at the time he joined us in February 2011.

•	We awarded stock options in January 2011 to our other named executive officers as the initial grants of what we expect to be an annual stock-based award grant cycle.

Compensation Philosophy and Objectives

The compensation committee of our board of directors is responsible for reviewing and approving the compensation payable to our named executive officers. The compensation committee follows an executive compensation philosophy that includes the following considerations:

•	a “pay-for-performance” orientation that delivers pay based on company and individual performance;

•	long-term incentives, in the form of stock-based awards, to more closely align the interests of named executive officers with the long-term interests of stockholders;

•	individual wealth accumulation through long-term incentives, rather than through pensions.

The primary objectives of our executive compensation program are to deliver a competitive package to attract, motivate and retain key executives and to align their compensation with our overall business goals, core values and stockholder interests. We aim to provide total compensation that is appropriate for an organization of our size and stage of development and that will support continued recruitment of top talent and retention of the executive team we have built. We link a substantial portion of compensation to our achievement of strategic objectives and the individual’s contribution to the attainment of those objectives. In addition, we encourage ownership of our common stock among our executive team through our long-term incentive plan to align executive compensation with the long-term interests of our stockholders.

We expect that our primary compensation objectives will reinforce consistent attainment of our key strategic goals and motivate and retain the executive talent we have hired.

Setting Executive Compensation

Our compensation committee has engaged Strategic Apex Group LLC, or Strategic Apex, an independent third party consulting firm, to assist it by providing competitive compensation data and general advice on our compensation programs and policies for named executive officers. Strategic Apex assists the compensation committee in developing performance metrics and long-term incentives for the named executive officers to ensure that key strategic goals are met and that the interests of key decision makers and stockholders are aligned. In addition, Strategic Apex assists the compensation committee in evaluating proposed compensation packages with respect to new executive hires, and makes recommendations to the compensation committee regarding the magnitude of annual cash incentive compensation and annual stock-based grants to our named executive officers.

During fiscal 2010, Strategic Apex performed a market analysis on the compensation paid by a group of forty-four medical device companies relative to the compensation paid to our chief executive officer and chief financial officer for calendar year 2010 which was reduced to twenty-one companies in calendar year 2011. [See “Compensation Discussion and Analysis — Benchmarking” in our proxy statement for the annual meeting of stockholders held December 1, 2010, for more information on the comparison group. A copy of that proxy statement may be found at http://www.sec.gov/Archives/edgar/data/1476170/000095012310093908/y87180def14a.htm.] Strategic Apex confirmed that the total cash compensation (base salary plus annual cash incentive award) of our chief executive officer and chief financial officer was in the 50th percentile range of the total cash compensation of similarly situated executives within the comparator group for calendar year 2010. Our compensation committee believes that this level of total cash compensation is appropriate for our named executive officers at this stage of our development.

In determining whether adjustments should be made to the compensation packages for our named executive officers for calendar year 2011, the compensation committee considered comparator information provided by Strategic Apex and compensation data from the Radford Global Life Sciences Survey (150 — 499 employees) or Radford Survey. Our compensation committee determined that an appropriate goal for total compensation (cash and equity) of our named executive officers should be between the 50th and 75th percentiles of the Radford Survey. On average, our named executive officers receive a base salary that is approximately 80% of the 50th percentile. One of our named executive officers, Mr. Iampietro, received an increase to his base salary for calendar year 2011 as a market adjustment. In addition, a 3% cost of living increase to the base salaries of our named executive officers, except for

Mr. Shortall, was implemented in January 2011, but this cost of living increase was cancelled in April 2011 as part of our business realignment program.

Our compensation committee, upon recommendation of Strategic Apex, adopted a formula approach to determining the size of stock-based awards to be granted annually to our named executive officers and other senior management, other than our chief executive officer, beginning in calendar year 2011. Specifically the compensation committee intends that, the size of the grant would be determined by the estimated fair value of the award, determined in accordance with the Financial Accounting Standards Board (FASB), Accounting Standards Codification Topic 718, as a percentage of base salary, which percentage is based on an individual’s title (senior and executive vice presidents — 50%, vice presidents — 35%, directors — 30%).

We implement our annual cash incentive program using calendar year performance periods. As more fully described below under “Annual Cash Incentive Compensation and Bonuses,” the KPIs established for the 2010 and 2011 calendar year performance periods represent key strategic objectives relating to the industrialization of the Unifill ready-to-fill syringe, the commercial production and sale of our Unitract 1 mL syringe, the further development of our management team and additional products, and building stockholder value.

During the process of hiring our new chief operating officer Dr. Mojdeh, our chief executive officer negotiated on an arm’s length basis with Dr. Mojdeh with respect to the terms of his compensation package. Our chief executive officer considered Dr. Mojdeh’s prior relevant experience and compensation levels, as well as his prospective roles and responsibilities with us. Our chief executive officer consulted with Strategic Apex who made recommendations, based on peer group companies as well as the Radford Survey, on what would constitute an appropriate compensation package. Our chief executive officer presented the proposed compensation package to the compensation committee of our board of directors which agreed to the terms.

Benchmarking

The compensation committee uses independent verifiable data and information as well as the business judgment of the committee members in making decisions concerning executive compensation. An important element of this process is the evaluation of compensation practices among similarly-situated public companies. For this purpose the compensation committee uses the Radford Survey and reviews the 25th, 50th and 75th percentile compensation data to benchmark compensation. In addition, Strategic Apex assists the compensation committee in developing an appropriate peer group against which various elements of our executive compensation package are benchmarked. This group is referred to as the comparison group. The comparison group consists of twenty-one medical equipment and devices companies, with median revenues and market capitalization of approximately $50 million to $500 million, respectively. The comparison group for 2011 changed from the previous one used by us in 2010 due to acquisitions and changes to some of the companies in the prior comparison group.

Peer Group Summary

		($Millions)
Company	Ticker	Revenues	Net Income	Market Cap	Employees

ABAXIS Inc	ABAX	$124.6	$13.0	$643.2	354
ABIOMED Inc	ABMD	$85.7	$(19.0)	$601.8	365
Accuray Inc	ARAY	$221.6	$2.8	$452.3	451
Alphatec Holdings Inc	ATEC	$171.6	$(14.4)	$306.2	460
Analogic Corp	ALOG	$423.6	$15.6	$628.9	1400
AndioDynamics Inc	ANGO	$216.0	$12.3	$341.4	681
Cantel Medical Corp.	CMN	$274.0	$19.9	$412.8	883
Conceptus Inc	SPTS	$140.7	$82.0	$375.8	304
Cyberonics Inc	SYBX	$167.8	$78.4	$728.9	465
Delcath Systems Inc	DCTH	$0.0	$(46.7)	$214.0	47
DexCom Inc	DXCM	$48.6	$(55.2)	$814.0	405
Exactech Inc	EXAC	$190.5	$10.5	$234.9	553
HeartWare International Inc	HTWR	$55.2	$(29.4)	$978.8	206
Insulet Corp	PODD	$97.0	$(61.2)	$862.1	310
Kensey Nash Corp	KNSY	$80.6	$19.5	$203.1	269
Natus Medical Inc	BABY	$218.7	$11.9	$485.8	750
Orthovita Inc	VITA	$94.7	$(5.7)	$295.0	256
Somanetics Corp	SMTS	$50.0	$6.8	$298.6	134
Symmetry Medical Inc	SMA	$360.8	$14.0	$322.9	2797
Wright Medical Group Inc	WMGI	$519.0	$17.8	$561.1	1390
Young Innovations Inc	YDNT	$102.8	$149.9	$220.0	400
25th Percentile		$85.7	$(14.4)	$298.6	304
Median		$140.7	$11.9	$412.8	405
75th Percentile		$218.7	$15.6	$628.9	681
Unilife Corporation	UNIS	$6.7	$(40.7)	$271.7	128

Companies were selected for inclusion in the comparison group based on several factors, including: annual revenues, market capitalization, number of employees, stage of development, and similar business model and products. The committee intends to review and, if appropriate, modify the comparison group on an annual basis to best reflect our business as it evolves.

Elements of Compensation

The key elements of our executive compensation program are summarized in the table below.

COMPONENT	DESCRIPTION	PURPOSE

Base salary	Fixed cash compensation that is based on scope of responsibilities, experience, and competitive pay practices.	Provide a fixed, baseline level of compensation.
Annual cash incentives	Cash payment tied to performance during the calendar year.	Reward Unilife’s achieving or exceeding annual performance and strategic objectives and individual contributions to Unilife’s performance.
Long-term incentive compensation: • Stock options • Restricted stock awards	Right to purchase shares after vesting at an exercise price equal to the closing price on the grant date. Grant of shares that are forfeited if employment terminates before vesting occurs.	Increase executive ownership, promote executive retention, align compensation with the achievement of long-term performance objectives and reward the creation of stockholder value.
Other benefits and perquisites	Noncash compensation generally nominal in value relative to total compensation, which may consist of components such as temporary housing and relocation assistance, family travel expense reimbursement, car allowance and insurance premiums.	Provide a competitive pay package. Attract and retain highly qualified leaders.

The compensation committee believes this combination of cash and stock-based compensation furthers the objectives of our executive compensation program. Based on prevailing market practices, our compensation committee provides a mix of salary, annual cash incentive and stock-based awards to offer a competitive compensation package. This structure also promotes our pay-for-performance philosophy by linking pay levels to both our short-term performance (through annual incentive awards) and long-term performance (through stock options and restricted stock awards). A significant portion of compensation is also provided through stock-based compensation awards, which align the interests of the executives with our stockholders, promote executive retention and reward the creation of stockholder value. By providing a significant portion of compensation through stock-based compensation awards, our named executive officers’ compensation fluctuates with the movement of our stock price, thus they share in both upward and downward movement of our stock value.

There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the compensation committee determines the mix of compensation for each named executive officer based on its review of competitive data and the compensation committee’s subjective analysis of that individual’s performance and contribution to our performance.

Base Salary

It is the compensation committee’s objective to set a competitive rate of annual base salary for each named executive officer. The compensation committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks.

One of our named executive officers, Mr. Iampietro, received an increase to his base salary for calendar year 2011 as a market adjustment. In addition, a 3% cost of living increase to the base salaries of our named executive officers, except for Mr. Shortall, was implemented in January 2011, but this cost of living increase was cancelled in April 2011 as part of our business realignment program. Consequently, the base salaries of our named executive officers, other than Mr. Iampietro, are consistent with the base salaries paid for calendar year 2010.

Our compensation committee will determine whether and when to adjust the base salaries of the named executive officers in the future. In doing so, our compensation committee will consider each named executive officer’s performance and level of responsibility and market data for similar positions.

Annual Cash Incentive Compensation and Bonuses

We implement our annual cash incentive program using calendar year performance periods. There is not a formal written plan for this program, but instead target cash incentive opportunities are specified in the employment agreement of each named executive officer. Our chief executive officer, in consultation with our compensation committee, establishes and communicates to the named executive officers in the first quarter of the performance year KPIs, against which each named executive’s performance will be measured for that year. Our chief executive officer provides the compensation committee with a review of the performance of the other named executive officers and makes recommendations to the compensation committee as to the level of cash incentive to be paid based on that performance. In accordance with our compensation committee’s charter, our compensation committee evaluates the performance of each named executive officer in light of his KPIs and determines the amount of any annual incentive compensation earned by the named executive officer based on such evaluation.

Prior to the 2011 calendar year, the annual cash incentives were paid semi-annually based on evaluation of achievements as of the end of each June and December. Consequently, a portion of the annual incentives earned for the last six months of the 2009 calendar year performance period were earned and paid during fiscal 2010 and these amounts are reflected in the Summary Compensation Table at page 28 as amounts earned in fiscal 2010. For the 2010 calendar year performance period, performance for the six-month period ending June 30, 2010 was evaluated in July but payment of the amounts earned was deferred until mid-December 2010. Performance for the six-month period ending December 31, 2010 was evaluated after the close of the calendar year and the amounts earned were paid in March 2011. Thus, the amounts reflected in the Summary Compensation Table for fiscal 2011 reflect the payment of cash incentives in respect of calendar year 2010 because such amounts were earned in fiscal 2011. The delay in paying the amounts earned during the first six-month performance period of the 2010 calendar year was the first step in our transition to a program of evaluating performance on an annual basis, rather than a semi-annual basis, and paying a single annual cash incentive payment.

Our compensation committee may also determine to provide discretionary bonuses in addition to the target cash incentive opportunity to reward the executive for contributions and achievements other than the executive’s pre-established KPIs. No such discretionary bonuses were awarded to our named executive officers during fiscal 2011.

Our chief executive officer’s annual cash incentive award is discretionary in amount up to $200,000, as provided in his employment agreement. The amount of this discretionary award to be paid is determined by our compensation committee based on satisfaction of KPIs. Our compensation committee sets the KPIs of our chief executive officer, reviews his performance and determines the amount of any annual incentive compensation earned by him.

Each of Messrs. Wieland, Iampietro and Naftzger was entitled to receive a cash incentive award for calendar year 2010 (in the case of Messrs. Wieland and Naftzger, pro-rated for the portion of calendar year 2010 during which they were employed with us), at the target level specified in his employment agreement, if his performance satisfied pre-established KPIs identified by our chief executive officer and approved by our compensation committee. Dr. Mojdeh joined us in February 2011 and thus his entitlement to a cash incentive award commences with the 2011 calendar year. More information regarding the target cash incentive opportunity for each of these named executive officers is provided in the footnotes to the Grants of Plan-Based Awards Table on page 29.

The KPIs were tailored to each named executive officer’s individual area of responsibility and key strategic goals. In respect of calendar year 2010, the following is a summary description of the KPIs set for and achieved by each named executive officer:

Alan D. Shortall, Chief Executive Officer

•	strengthened the board of directors

•	hired a new chief financial officer and a general counsel, corporate secretary and chief compliance officer

•	started production of the Unitract 1mL syringe in our Lewisberry, PA facility

•	continued progress on the industrialization of the Unifill ready-to-fill syringe and the construction and financing of our new manufacturing and headquarters facility

•	raised additional capital (A$36 million) through an Australian private placement and share purchase plan

R.	Richard Wieland II, Executive Vice President and Chief Financial Officer

•	assessed and reorganized the Finance and Administration Department

•	implemented a program for Sarbanes Oxley (“SOX”) compliance

•	conducted a successful year-end audit with KPMG with no material weaknesses noted

•	obtained USDA-guaranteed financing for our new manufacturing and headquarters facility

•	raised additional capital (A$36 million) through an Australian private placement and share purchase plan

J. Christopher Naftzger, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

•	assessed and implemented improvements to our corporate governance procedures

•	filed our first proxy statement and planning of both annual and special stockholders meeting

•	obtained USDA-guaranteed financing for our new manufacturing and headquarters facility

•	raised additional capital (A$36 million) through an Australian private placement and share purchase plan

Mark V. Iampietro, Vice President, Quality Systems and Regulatory Affairs

•	managed of our quality systems and regulatory affairs, including issuance of new 510(k) and CE mark approvals

•	oversaw construction of our new manufacturing facility to ensure that all quality and regulatory requirements are met

Our compensation committee, upon recommendation of our chief executive officer, determines whether each of the named executive officers other than our chief executive officer satisfied their KPIs. Our compensation committee, with input from other members of the board of directors, evaluates the performance of our chief executive officer against his KPIs. The compensation committee determined that each of the named executive officers satisfied all of their KPIs for the 2010 calendar year performance period. Consequently, during fiscal 2011, all of the named executive officers received payout, at target level, of their cash incentive award for the twelve-month period ending December 31, 2010.

The compensation committee in October 2010 approved KPIs for calendar 2011 for Messrs. Shortall, Wieland, Naftzger and Iampietro. Subsequently, in June 2011, our compensation committee approved revised KPIs for calendar 2011 for Messrs. Shortall, Wieland, Naftzger and Iampietro and for Dr. Mojdeh. These KPIs reflect the business realignment which we commenced in March 2011. The following is a summary description of these revised KPIs:

Alan D. Shortall, Chief Executive Officer

•	complete the industrialization of the Unifill 3.1 syringe so as to meet customer demands

•	optimize U.S. production to support Unitract 1mL syringe sales

•	explore new product development, such as an auto-injector, and develop other advanced drug delivery products

•	secure supply or collaboration agreements with pharmaceutical and healthcare companies for commercialization of pipeline products;

•	expand our organizational capability, build a high-performance culture and develop operational resources to meet customer requirements

•	continuously build stockholder value through financial accountability and commercial expansion

R.	Richard Wieland II, Executive Vice President and Chief Financial Officer

•	support the completion of the industrialization of the Unifill 3.1 syringe so as to meet customer demands

•	support the optimization of U.S. production of the Unitract 1mL syringe to support sales

•	support new product development activities

•	work with our chief executive officer, chief operating officer and other members of our executive team in securing supply or collaboration agreements with pharmaceutical and healthcare customers

•	expand our organizational capability, build a high-performance culture and develop operational resources by implementing a new SAP Enterprise Resource Planning (“ERP”) system and guiding the SOX compliance program to successful conclusion by June 30, 2011.

•	continuously build stockholder value through financial accountability and commercial expansion by supporting financing activities, controlling costs, developing and implementing a global tax plan, and developing and implementing a cash management, financial planning and forecast process to support budget planning and controls

Ramin Mojdehbakhsh, Ph.D., Executive Vice President and Chief Operating Officer

•	complete the industrialization of the Unifill 3.1 syringe so as to meet customer demands

•	optimize U.S. production to support Unitract 1mL syringe sales

•	explore new product development, such as an auto-injector, and develop other advanced drug delivery products

•	secure supply or collaboration agreements with pharmaceutical and healthcare companies for commercialization of pipeline products;

•	expand our organizational capability, build a high-performance culture and develop operational resources to meet customer requirements

•	continuously build stockholder value through financial accountability and commercial expansion

J. Christopher Naftzger, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

•	support the completion of the industrialization of the Unifill 3.1 syringe so as to meet customer demands

•	support the optimization of U.S. production of the Unitract 1mL syringe to support sales

•	support new product development activities and improve our intellectual property protection program

•	support our chief executive officer, chief operating officer and other members of our executive team in securing supply or collaboration agreements with pharmaceutical and healthcare customers, and in the negotiation and execution of other supply, partnership, sales and distribution agreements

•	expand our organizational capability, build a high-performance culture and develop operational resources by implementing a new SAP ERP system and guiding the SOX compliance program to successful conclusion by June 30, 2011.

•	continuously build stockholder value through financial accountability and commercial expansion by supporting our chief executive officer, chief operating officer and chief financial officer in financing activities, controlling costs, supporting the development and implementation of a global tax plan; assisting our chief executive officer and chief financial officer with the preparation and review of registration statements and other corporate filings, planning and preparing for all board and board committee meetings and the annual stockholders meeting and implementing appropriate risk management programs

Mark V. Iampietro, Vice President, Quality Systems and Regulatory Affairs

•	provide quality and regulatory affairs support to the commercialization of the Unifill 3.1 syringe to ensure that we are able to commence supply to pharmaceutical partners for product testing

•	provide quality and regulatory affairs support to ensure that we are able to meet all quality and regulatory requirements for the Unitract 1mL syringe program

•	provide quality and regulatory affairs support to optimize new product development to meet customer needs; ensure that we meet all quality and regulatory requirements to manufacture, market and sell our new products; complete regulatory compliance activities to support these product lines

•	provide quality and regulatory affairs support to ensure that we are able to meet all quality and regulatory requirements in supply or collaboration agreements in support of market demand and customer needs

•	expand our organizational capability, build a high-performance culture and develop operational resources by supporting the implementation of a new SAP ERP system and by ensuring that all staff members are well-trained in all quality requirements for medical device manufacturing

•	continuously build stockholder value by controlling costs and supporting the implementation of risk management and compliance programs

Long-Term Incentive Compensation

As described above, stock-based incentives are a key component of our executive compensation program. Employee ownership is a core value of our operating culture. Management and the compensation committee believe that stock ownership encourages our executives to create value for us over the long term. They also believe that stock ownership promotes retention and affiliation with us by aligning executive interests with those of our stockholders and allowing our executives to share in our long-term success after satisfying multi-year vesting requirements.

Our long-term incentive compensation has been in the form of grants of stock options and restricted stock awards, with all such grants made during fiscal 2011 having been made under our stockholder-approved 2009 Stock Incentive Plan. All of our stock options are granted at an exercise price equal to the closing price of our common stock on the date of grant. We view stock options as an important element of performance-based compensation because a stock option provides no realizable value to a recipient until the vesting requirements have been met and will increase in value only as the trading price of our shares increases following the grant of the stock options. Similarly, we view restricted stock awards as an important element of performance-based compensation because, as a stockholder, the named executive officer shares in both the upside and the downside risk of movements in the market price of our common stock. We believe that this sharing in the downside risk, which is not a feature of stock options, coupled with multi-year vesting periods helps to keep the named executive officers focused on the interests of our stockholders over the long term.

For retention purposes, we have granted stock options and restricted stock awards to our named executive officers that vest over time based on continuous employment with us through the relevant vesting dates. In addition, for incentive purposes, we have granted stock options and restricted stock awards to certain of our named executive officers that vest upon achievement of specified performance criteria, including the accomplishment of strategic business milestones, our attaining specified market capitalization targets, or the trading price of our common stock reaching specified levels for sustained periods.

In fiscal 2010, we granted a combination of stock options and restricted stock awards to our chief executive officer that were intended to serve as a multi-year incentive compensation package. In light of those fiscal 2010 awards, we did not grant any new stock-based incentive awards to our chief executive officer in fiscal 2011. Vesting of the 834,000 stock options that our chief executive officer received in fiscal 2010 is contingent upon the attainment of specified market prices for our common stock over a sustained period of time, and vesting of the 1,166,000 restricted shares that he received in fiscal 2010 is contingent upon the attainment of specified strategic business milestones. See the footnotes to the “Outstanding Equity Awards Table” on page 31 for more details regarding the vesting of these stock options and restricted stock awards held by our chief executive officer.

In fiscal 2011, we granted a combination of stock options and restricted stock awards to two of our named executive officers, Mr. Naftzger and Dr. Mojdeh, in connection with their commencement of employment with us. The size and composition of the initial hire stock-based incentive awards for Mr. Naftzger and Dr. Mojdeh were determined by our compensation committee based on recommendations made by Strategic Apex, comparative data for executives of similar positions as reflected in the Radford Survey, and consideration of prior grants made to our senior executives.

Mr. Naftzger was hired in early July 2010 and his initial hire stock-based incentive awards were granted by our compensation committee on July 6, 2010. Consequently, they are reflected in the “Grants of Plan-Based Awards Table” on page 29 as awards granted during fiscal 2011. Mr. Naftzger’s initial hire restricted share award consists of 40,000 restricted shares that become vested, contingent upon his continued employment with us, over a three-year period in increments of 25%, 25% and 50% of the restricted shares. To ensure that the vesting occurs during an open trading window so that vested shares may be liquidated to cover tax liabilities that arise upon vesting, the vesting occurs each year on the third trading day after we release earnings for the fiscal quarter which includes the anniversary of the date of grant. Mr. Naftzger’s initial hire stock option award consists of 60,000 stock options which become vested based on achievement of performance criteria. Specifically,

•	30,000 of the stock options will vest upon the execution by us and a pharmaceutical company (or Pharma A) of one or more commercial supply agreements for the Unifill ready-to-fill syringe which provide for aggregate revenues to us of at least $10 million; and

•	30,000 of the stock options will vest upon the execution by us and a pharmaceutical company other than Pharma A or any affiliate of Pharma A of one or more commercial supply agreements for the Unifill ready-to-fill syringe which provide for aggregate revenues to us of at least $25 million.

Consistent with the terms of Mr. Naftzger’s employment agreement with us, the stock options and restricted shares will also vest upon a change in control, upon Mr. Naftzger’s death or termination of employment due to total disability, or upon Mr. Naftzger’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason.

Dr. Mojdeh was hired in February 2011 and his initial hire stock-based incentive awards were granted by our compensation committee effective on February 7, 2011. Dr. Mojdeh’s initial hire restricted share award consists of 120,000 restricted shares that become vested in part based on his continued employment with us and in part based on achievement of specified performance criteria. Specifically, the restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date:

•	20,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the first anniversary of the date of grant;

•	20,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the second anniversary of the date of grant;

•	40,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant;

•	20,000 restricted shares will vest upon signing of a first new supply agreement for the Unifill ready-to-fill syringe with a pharmaceutical company other than Sanofi or its affiliates, and

•	20,000 restricted shares will vest upon signing of a second new supply agreement for the Unifill ready-to-fill syringe with a pharmaceutical company other than Sanofi or its affiliates.

To ensure that the vesting occurs during an open trading window so that vested shares may be liquidated to cover tax liabilities that arise upon vesting, the vesting of the time-based restricted shares occurs each year on the third trading day after we release earnings for the fiscal quarter which includes the anniversary of the date of grant.

Dr. Mojdeh’s initial hire stock option award consists of 300,000 stock options which will vest in eight equal tranches upon Dr. Mojdeh meeting substantial operational and product milestones to enhance stockholder value. See the footnotes to the “Outstanding Equity Awards Table” on page 31 for more details regarding the performance milestones.

Beginning in January 2011 and provided that there are sufficient shares available for grant under the 2009 Stock Incentive Plan, our compensation committee adopted a policy of providing annual grants of stock-based incentive awards to our senior level employees, including our named executive officers other than our chief executive officer. Our compensation committee followed the recommendation of Strategic Apex to implement a formula approach in determining the size of stock-based awards to be granted each year.

Specifically, grants will be made on the first business day of each calendar year to employees holding the title of director or a more senior position, excluding the chief executive officer. The size of the grant would be determined by the estimated fair value of the award, determined in accordance with FASB Accounting Standards Codification Topic 718, as a percentage of base salary, which percentage is based on an individual’s title (senior and executive vice presidents — 50%, vice presidents — 35%, directors — 30%). The awards granted on January 3, 2011 under this annual grant program were made in the form of stock options having an exercise price equal to the closing market price of our common stock on that day. One-third of the options will vest upon each of the first, second and third anniversaries of the date of grant, provided that the recipient remains employed with us through the relevant vesting date. The options will also vest upon a change in control of us, or upon the executive’s death or termination of employment due to total disability. Messrs. Wieland, Naftzger and Iampietro each received a grant of stock options under this annual grant program. See the “Grants of Plan-Based Awards Table” on page 29 for more information regarding their stock option awards.

If Proposal No. 12 to approve the 2009 Stock Incentive Plan as proposed to be amended is not approved by our stockholders, we do not anticipate having sufficient shares available for grant under the 2009 Stock Incentive Plan to continue this annual grant program beyond fiscal 2012.

Savings Plans

We do not provide for wealth accumulation for retirement through defined benefit pension plans or supplemental executive retirement plans, nor do we anticipate doing so in the future. Our U.S. subsidiary, Unilife Medical Solutions, Inc., maintains a broad-based 401(k) plan that permits our employees, including our named executive officers, to accumulate savings for retirement on a tax-deferred basis. Although our U.S. subsidiary did not make matching or other employer contributions under the 401(k) plan in fiscal 2011, we anticipate adding a matching contribution feature to the 401(k) plan in future years.

Other Benefits and Perquisites

The named executive officers are eligible to participate in employee benefit programs generally offered to our other employees. In addition, we provide certain other perquisites to the named executive officers that are not generally available to other employees. Our compensation committee reviews these benefits and perquisites. We also provide temporary housing and other relocation assistance when certain employees, including named executive officers, are hired or relocated for business reasons. We anticipate continuing to offer newly hired or relocated employees relocation benefits which are competitive and appropriate for their level of responsibility. For more detailed information regarding benefits and perquisites provided to the named executive officers, see the footnotes to the Summary Compensation Table on page 28.

Severance

Severance provisions are set forth in the employment agreements with our named executive officers. Further information regarding the severance benefits of our named executive officers is described under — “Potential Payments upon Termination or Change in Control.”

We will continue the severance obligations under existing employment agreements. We believe that severance benefits allow us to attract and retain talented executives, and to entice other potential employees to accept positions with us and to relocate to our central Pennsylvania headquarters. In establishing these arrangements, we consider that we do not provide defined benefit pension or supplemental executive retirement plan benefits.

Guidelines for Share Ownership and Holding Periods for Stock-based Awards for Named Executive Officers

Our chief executive officer is also currently our largest stockholder. Although we do not have formal stock ownership requirements for our named executive officers, our chief executive officer’s ownership position assists in ensuring that management decisions are aligned with stockholder interests. Moreover, under the terms of the stock option and restricted stock awards that our chief executive officer received in fiscal 2010, he may not dispose of the net gain shares received under those awards before the first anniversary on which the awards become vested with respect to such shares. This holding period requirement expires if his employment terminates or we undergo a change in control. Net gain shares are the shares remaining after satisfaction of tax withholding obligations and/or payment of the option exercise price via share withholding. As of the date of this proxy statement, none of the 834,000 stock options or 1,166,000 shares of restricted stock granted on February 3, 2010 to our chief executive officer have vested.

In May 2011, the board discussed adopting stock ownership guidelines to require our executive officers and directors to accumulate and hold a minimum number of shares of our common stock to ensure that their interests are aligned with stockholder interests. While the board decided in September 2011 to establish stock ownership and retention guidelines for non-executive directors, the board decided not to adopt similar guidelines for our executive officers at this time. Our compensation committee will continue to review this matter on a yearly basis in consultation with our compensation consultant and taking into consideration best practices in the United States.

Potential Impact on Compensation from Executive Misconduct

Because of the subjective nature of certain aspects of executive incentive compensation, at present we have no formal policies and/or provisions with respect to the adjustment or recovery of awards or payments if the relative performance measures upon which they are based are restated or otherwise adjusted in a manner that would have reduced the size of an award or payment. These types of provisions are often referred to as recoupment or claw-back policies. In June 2011, our compensation committee evaluated the advisability of adopting a claw-back policy to protect our investors from financial misconduct. The compensation committee determined that we should adopt such a policy once the SEC issues regulations under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, about the proper form and scope of the claw-back policy required under that Act. The compensation committee wishes to ensure that we implement a fully compliant policy at one time, rather than implement an interim policy that may require amendment after the SEC regulations are released. In the meantime, our chief executive officer and chief financial officer are and shall remain subject to Section 304 of SOX, which provides that if a financial restatement is required due to the material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws, then the issuer’s chief executive officer and chief financial officer must repay the issuer any amounts received as incentive-based or stock-based compensation and profits received from the sale of securities if such amounts are received during the 12 months following the filing of the inaccurate financial statements.

Tax Matters

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that publicly held corporations may deduct for United States federal tax purposes in any one year with respect to certain named executive officers.

To the extent that Section 162(m) applies to our compensation program for our named executive officers, our compensation committee follows a general practice of considering the adverse effect of Section 162(m) on the deductibility of compensation when designing annual and long-term compensation programs and approving payouts under these programs. While the tax treatment of compensation is important, the primary factor influencing program design is the support of business objectives. Consequently, our compensation committee reserves the right to design and administer compensation programs in a manner that does not satisfy the requirements of Section 162(m) and to approve the payment of nondeductible compensation, if the compensation committee believes doing so is in our best interest.

Accounting Matters

We record compensation expenses from our stock-based incentive compensation awards in accordance with FASB Accounting Standards Codification Topic 718, Compensation — Stock Compensation. We estimate the grant-date fair value of stock options using the Black-Scholes option-pricing model, with the exception of market-based grants, which are valued based on the Monte Carlo pricing model. The fair value of restricted stock is measured on the date of grant using the closing price of our common stock on that date.

* * * * *

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Unilife Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis appearing above with management. Based on such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and this proxy statement.

THE COMPENSATION COMMITTEE
Slavko James Joseph Bosnjak (Chairman)
John Lund
William Galle

Compensation of Named Executive Officers

Summary Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2011, 2010 and 2009 by our named executive officers.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)		($)

Alan D. Shortall(4)	2011	423,150	—	—	—	400,000 (5)	75,296	(6)	898,446
Chief Executive Officer	2010	428,019	—	7,742,240	2,652,120	200,000	64,805		11,087,184
	2009	321,991	144,540	1,541,025 (7)	1,408,400 (8)	166,908	142,035		3,724,899
R. Richard Wieland II(9)	2011	247,096	—	—	68,918	55,860	128,232	(10)	500,106
Executive Vice President and Chief Financial Officer	2010	4,712	—	422,400	570,000	8,167	3,858		1,009,137
Ramin Mojdehbakhsh, Ph.D.(11)	2011	137,077	—	582,000	819,178	—	15,097	(12)	1,553,352
Executive Vice President and Chief Operating Officer
J. Christopher Naftzger(13)	2011	199,154	—	238,000	204,445	29,400	91,553	(14)	762,552
Vice President, General Counsel, Corporate Secretary, and Chief Compliance Officer
Mark V. Iampietro(15)	2011	193,096	—	—	36,428	47,375	1,180		278,079
Vice President of Quality and Regulatory Affairs	2010	185,000	—	303,500	—	46,250	30,459		565,209

(1)	Reflects the aggregate grant date fair value of stock awards granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. See Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011.

(2)	Reflects the aggregate grant date fair value of stock options granted during the relevant fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 4 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2011.

(3)	We provide more detailed information about non-equity incentive plan compensation in the footnotes to the Grants of Plan-Based Awards Table below. The amounts in this column reflect the annual cash incentive awards earned during the relevant fiscal year. The amount reflected for Mr. Shortall for fiscal 2011 includes the amounts earned for calendar years 2010 and 2011 performance, each payment of which was made during fiscal 2011.

(4)	Prior to his relocation from Australia to the United States in February 2009 and until April 2009, Mr. Shortall had been receiving his cash compensation in Australian dollars, which, for purposes of the 2009 amounts in this Summary Compensation Table, were converted into U.S. dollars using the average exchange rate during the applicable period.

(5)	The amount reflected for Mr. Shortall for fiscal 2011 includes the amounts earned for calendar years 2010 and 2011 performance, each payment of which was made during fiscal 2011.

(6)	Includes payments of $27,760 related to the purchase and maintenance of an automobile. Also includes $45,508 related to travel expenses of family members accompanying Mr. Shortall on business trips and $2,028 of other expenses.

(7)	This restricted stock grant was issued with a fair value determined in Australian dollars. Amounts were converted using the exchange rate on the date of grant.

(8)	These option awards were issued with exercise prices in Australian dollars. Amounts were converted using the exchange rate at June 30, 2009 of A$1.00 = US$0.8048.

(9)	Mr. Wieland has been serving as our chief financial officer since June 8, 2010. The amounts disclosed for fiscal 2010, other than the amounts under the stock awards and option awards columns, reflect amounts earned from June 8, 2010 to June 30, 2010.

(10)	Includes $125,482 for reimbursement of relocation expenses and $2,750 of other expenses.

(11)	Only fiscal 2011 data is provided because Dr. Mojdeh was not one of our named executive officers for fiscal 2009 or 2010.

(12)	Represents reimbursement for relocation expenses.

(13)	Only fiscal 2011 data is provided because Mr. Naftzger was not one of our named executive officers for fiscal 2009 or 2010.

(14)	Represents reimbursement for relocation expenses.

(15)	Mr. Iampietro has served as our Vice President of Quality and Regulatory Affairs since October 2008. Only fiscal 2010 and 2011 data is provided because Mr. Iampietro was not one of our named executive officers for fiscal 2009.

Grants of Plan-Based Awards in Fiscal 2011*

The following table provides information regarding all plan-based awards made to our named executive officers during fiscal 2011:

							All
				Estimated	Estimated		Other Option
				Future Payouts	Future Payouts	All Other	Awards:		Grant Date
				Under	Under	Stock Awards:	Number of	Exercise or	Fair Value of
				Non-Equity	Equity	Number of	Securities	Base Price of	Stock and
				Incentive Plan	Incentive Plan	Shares of	Underlying	Option	Option
	Award		Approval	Awards Target	Awards: Target	Stock or Units	Options	Awards	Awards
Name	Type(1)	Grant Date	Date	($)	(#)	(#)	(#)	($)	($)

Alan D. Shortall	AIC	—	—	200,000 (2)	—	—	—	—	—
R. Richard Wieland II	OP	1/3/11	10/28/10	—	—	—	22,436	5.46	68,918
	AIC	—	—	98,000 (3)	—	—	—	—	—
Ramin Mojdehbakhsh, Ph.D.	RS	2/7/11	2/2/11	—	40,000	80,000	—	—	582,000
	OP	2/7/11	2/2/11	—	300,000	—	—	4.85	819,178
	AIC	—	—	68,750 (4)	—	—	—	—	—
J. Christopher Naftzger	RS	7/6/10	6/28/10	—	—	40,000	—	—	238,000
	OP	7/6/10	6/28/10	—	60,000	—	—	5.95	165,062
	OP	1/3/11		—	—	—	12,821	5.46	39,383
	AIC	—	10/28/10	60,000 (5)	—	—	—	—	—
Mark V. Iampietro	OP	1/3/11	10/28/10	—	—	—	11,859	5.46	36,428
	AIC	—	—	46,250 (6)	—	—	—	—	—

*	Includes only those columns relating to grants awarded to the named executive officers in fiscal 2011. All other columns have been omitted.

(1)	Award Type:
OP = stock option
RS = restricted stock award
AIC = annual incentive cash award

(2)	Pursuant to Mr. Shortall’s employment agreement, he is eligible to receive, subject to satisfaction of specified KPIs, an incentive compensation payment of up to $200,000 per calendar year for his services. The incentive compensation payment for services performed in calendar year 2011 was paid during fiscal 2011.

(3)	Mr. Wieland has served as our chief financial officer since June 8, 2010. Pursuant to Mr. Wieland’s employment agreement, he is eligible to receive, subject to satisfaction of specified KPIs, an incentive compensation payment of up to 40% of his base salary per calendar year for his services. The incentive compensation payment for services performed in calendar year 2011 is payable during the first quarter of calendar year 2012.

(4)	Dr. Mojdeh has served as our chief operating officer since February 7, 2011. Pursuant to Dr. Mojdeh’s employment agreement, he is eligible to receive, subject to satisfaction of specified KPIs, an incentive compensation of up to 50% of his base salary per calendar year for his services, prorated for the period of time during which he was employed during fiscal 2011. The incentive compensation payment for services performed in calendar year 2011 is payable during the first quarter of calendar year 2012.

(5)	Mr. Naftzger has served as our general counsel, corporate secretary and chief compliance officer since July 6, 2011. Pursuant to Mr. Naftzger’s employment agreement, he is eligible to receive, subject to satisfaction of specified KPIs, an incentive compensation of up to 30% of his base salary per calendar year for his services. The incentive compensation payment for services performed in calendar year 2011 is payable during the first quarter of calendar year 2012.

(6)	Pursuant to Mr. Iampietro’s employment agreement, he is eligible to receive, subject to satisfaction of specified KPIs, an incentive compensation payment of up to 25% of his base salary per calendar year for his services. The incentive compensation payment for services performed in calendar year 2011 is payable during the first quarter of calendar year 2012.

Each of our named executive officers is employed with us under the terms of an employment agreement for a term of years. The employment agreements establish the named executive officer’s initial base salary, which is subject to review and adjustment annually, and his annual cash incentive award opportunity. All cash incentive award payments are discretionary and subject to achievement of key performance indicators. The employment agreements with Messrs. Wieland and Iampietro and Dr. Mojdeh provide for reimbursement of relocation and temporary living expenses. The employment agreements for each of our named executive officers also contain restrictive covenants under which the executive must refrain from disclosing our confidential information, and must refrain from becoming involved in any business which is our competitor of or attempting to entice away any of our employees, customers or suppliers for a specified period of time after his employment with us terminates. The employment agreements provide for certain payments and benefits upon the named executive officer’s termination of employment with us under certain circumstances. Further information regarding those payments and benefits and the circumstances under which they are payable is described under — “Potential Payments upon Termination or Change in Control.”

The non-equity incentive plan award opportunity for each of our named executive officers is specified as a term of his employment agreement. Specifically, the current employment agreement for Mr. Shortall provides for a discretionary award of up to $200,000 subject to achievement of KPIs established by our compensation committee. The non-equity incentive plan award opportunity for each of our other named executive officers is a discretionary amount expressed as a percentage of base salary per calendar year, subject to achievement of KPIs established by our compensation committee. Those percentages are as follows:

Percentage of
Name	Base Salary

R. Richard Wieland II	40%
Ramin Mojdehbakhsh, Ph.D.	50%
J. Christopher Naftzger	30%
Mark V. Iampietro	25%

We implement our non-equity incentive plan, which we refer to generally as our annual cash incentive plan, on a calendar year basis. Consequently, amounts reflected in the Grants of Plan-Based Awards Table above reflect the award opportunity for services performed by our named executive officers throughout the 2011 calendar year. The amount earned, if any, with respect to those services is payable during the first quarter of calendar year 2012.

Outstanding Equity Awards Table

The following table provides information regarding all outstanding equity awards for our named executive officers as of June 30, 2011:

Option Awards	Stock Awards
Equity
Incentive
Plan
Awards:
Equity	Market or
Incentive	Payout
Plan	Value of
Awards:	Equity Incentive	Unearned
Number of	Number of	Market Value	Plan Awards:	Shares,
Number of	Number of	Securities	Shares or	of Shares or	Number of	Units or
Securities	Securities	Underlying	Units of	Units of	Unearned Shares,	Other
Underlying	Underlying	Unexercised	Option	Stock	Stock That	Units or Other	Rights That
Unexercised	Unexercised	Unearned	Exercise	Option	That Have	Have Not	Rights That Have	Have Not
Options	Options	Options	Price	Expiration	Not Vested	Vested	Not Vested	Vested
Name	(#) Exercisable	(#) Unexercisable	(#)	($)	Date	(#)	($)(1)	(#)	($)(1)

Alan D. Shortall	—	—	834,000	(2)	6.64	2/3/15	—	—	—	—
1,250,000	—	—	2.10	(3)	9/30/13	—	—	—	—
—	—	—	—	—	—	1,166,000	(4)	6,039,880

R. Richard Wieland II	—	—	240,000	(5)	5.28	6/8/15	—	—	—	—
—	22,436	(6)	—	5.46	1/3/21	—	—	—	—
—	—	—	—	—	80,000	(7)	414,400	—	—

Ramin Mojdehbakhsh, Ph.D.	—	—	300,000	(8)	4.85	2/7/21	—	—	—	—
—	—	—	—	—	80,000	(9)	414,400	40,000	(10)	207,200

J. Christopher Naftzger	—	—	60,000	(11)	5.95	7/6/15	—	—	—	—
—	12,821	(12)	—	5.46	1/3/21	—	—	—	—
—	—	—	—	—	40,000	(13)	207,200	—	—

Mark V. Iampietro	100,000	—	—	2.10	(3)	6/30/12	—	—	—	—
—	11,859	(14)	—	5.46	1/3/21	—	—	—	—
—	—	—	—	—	37,500	(15)	194,250	—	—

*	Includes only those columns which are applicable.

(1)	The market value of all stock awards is based upon the closing price of our common stock of $5.18 at June 30, 2011.

(2)	The options will vest as follows: 250,000 options will vest upon our share price reaching $9.45 or more for a minimum of 20 out of any 30 consecutive trading days, 250,000 options will vest upon our share price reaching $12.15 or more for a minimum of 20 out of any 30 consecutive trading days and 334,000 options will vest upon our share price reaching $17.82 or more for a minimum of 20 out of any 30 consecutive trading days. The options will also vest upon a change in control or upon Mr. Shortall’s death or termination of employment due to total disability.

(3)	Option awards were issued with an exercise price in Australian dollars. Amounts were converted using the exchange rate at June 30, 2011 of A$1.00 = US$1.0597.

(4)	Mr. Shortall’s shares of restricted stock are subject to vesting based on the achievement of the following performance milestones: 233,200 restricted shares will vest upon the signing of supply agreements with Sanofi for 100 million or more Unifill ready-to-fill syringes. 233,200 restricted shares will vest upon the signing of the first new agreement for the Unifill ready-to-fill syringe with a pharmaceutical company other than Sanofi or its affiliates. 233,200 restricted shares will vest upon the signing of an agreement with any pharmaceutical company, including Sanofi, for a new product (other than the Unifill ready-to-fill syringe). 233,200 restricted shares will vest upon the installation of the first Unifill ready-to-fill syringe production line into a clean room in our new facility, including the successful operational qualification of the line. 233,200 restricted shares will vest upon the first shipment of production quality sterile Unifill ready-to-fill syringes to Sanofi from a commercial production line. The shares of restricted stock will also vest upon a change in control or upon Mr. Shortall’s death or termination of employment due to total disability.

(5)	The options will vest as follows provided that Mr. Wieland remains employed with us through the relevant vesting date: 60,000 options will vest upon our market capitalization reaching $500 million or more for 20 consecutive trading days; 60,000 options will vest upon our market capitalization reaching $750 million or more for 20 consecutive trading days; 60,000 options will vest upon our market capitalization reaching $1,250 million or more for 20 consecutive trading days; and 60,000 options will vest upon our market capitalization reaching

$1,500 million or more for 20 consecutive trading days. The options will also vest upon a change in control, upon Mr. Wieland’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason, or upon Mr. Wieland’s death or termination of employment due to total disability.

(6)	These options were granted on January 3, 2011. One-third of the options will vest upon each of the first, second and third anniversaries of the date of grant, provided that Mr. Wieland remains employed with us through the relevant vesting date. The options will also vest upon a change in control, upon Mr. Wieland’s death or termination of employment due to total disability, or upon Mr. Wieland’s resignation 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason.

(7)	These shares of restricted stock were granted on June 8, 2010. The shares of restricted stock will vest as follows provided that Mr. Wieland remains employed with us through the relevant vesting date: 20,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the first anniversary of the date of grant, 20,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the second anniversary of the date of grant, and 40,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The shares of restricted stock will also vest upon a change in control, upon Mr. Wieland’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason, or upon Mr. Wieland’s death or termination of employment due to total disability.

(8)	These options were granted on February 7, 2011. The options will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: (i) 37,500 will vest upon the complete implementation of the SAP ERP system for all manufacturing, supply and logistics related components (which occurred during the fourth quarter of fiscal 2011); (ii) 75,000 will vest upon meeting certain milestones relating to the installation, validation and production of first Unifill high volume automated assembly line; (iii) 37,500 will vest upon meeting certain milestones relating to the installation, validation and production of the second Unifill high volume automated assembly line; (iv) 37,500 will vest upon meeting specified revenue and gross margin targets; and (v) 112,500 will vest upon meeting development and implementation milestones for specified and unspecified new products. The options will also vest upon a change in control, upon Dr. Mojdeh’s death or termination of employment due to total disability.

(9)	These shares of restricted stock were granted on February 7, 2011. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 20,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the first anniversary of the date of grant; 20,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the second anniversary of the date of grant; 40,000 restricted shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability

(10)	These shares of restricted stock were granted on February 7, 2011. The restricted shares will vest as follows provided that Dr. Mojdeh remains employed with us through the relevant vesting date: 20,000 restricted shares will vest upon signing of a first new supply agreement for the Unifill ready-to-fill syringe with a pharmaceutical company other than Sanofi or its affiliates, and 20,000 restricted shares will vest upon signing of a second new supply agreement for the Unifill ready-to-fill syringe with a pharmaceutical company other than Sanofi or its affiliates. The restricted shares will also vest upon a change in control, or upon Dr. Mojdeh’s death or termination of employment due to total disability.

(11)	These options were granted on July 6, 2010. The options will vest as follows provided that Mr. Naftzger remains employed with us through the relevant vesting date: 30,000 will vest upon the execution by us and a pharmaceutical company (“Pharma A”) of one or more commercial supply agreements for the Unifill ready-to-fill syringe which provide for aggregate revenues to us of at least $10 million; and 30,000 will vest upon the execution by us and a pharmaceutical company other than Pharma A or any affiliate of Pharma A of one or more commercial supply agreements for the Unifill ready-to-fill syringe which provide for aggregate revenues to us of at least $25 million. The options will also vest upon a change in control, upon Mr. Naftzger’s death or termination of employment due to total disability, or upon Mr. Naftzger’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason.

(12)	These options were granted on January 3, 2011. One-third of the options will vest upon each of the first, second and third anniversaries of the date of grant, provided that Mr. Naftzger remains employed with us through the relevant vesting date. The options will also vest upon a change in control, upon Mr. Naftzger’s death or termination of employment due to total disability, or upon Mr. Naftzger’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason.

(13)	These shares of restricted stock were granted on July 6, 2010. The shares of restricted stock will vest as follows provided that Mr. Naftzger remains employed with us through the relevant vesting date: 10,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the first anniversary of the date of grant, 10,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the second anniversary of the date of grant, and 20,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The restricted shares will also vest upon a change in control, upon Mr. Naftzger’s death or termination of employment due to total disability, or upon Mr. Naftzger’s resignation within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason.

(14)	These options were granted on January 3, 2011. One-third of the options will vest upon each of the first, second and third anniversaries of the date of grant, provided that Mr. Iampietro remains employed with us through the relevant vesting date.

(15)	These shares of restricted stock were granted on March 26, 2010. The shares of restricted stock will vest as follows provided that Mr. Iampietro remains employed with us through the relevant vesting date: 12,500 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the second anniversary of the date of grant, and 25,000 shares will vest on the third trading day after we release earnings for the fiscal quarter which includes the third anniversary of the date of grant. The shares of restricted stock will also vest upon a change in control, or upon Mr. Iampietro’s death or termination of employment due to total disability.

Option Exercises and Stock Vested in Fiscal 2011

The following table contains information relating to the exercise of stock options and vesting of restricted stock during fiscal 2011.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	(1)($)	(#)	(2)($)

Alan D. Shortall	—	—	—	—
R. Richard Wieland II	—	—	—	—
Ramin Mojdehbakhsh, Ph.D.	—	—	—	—
J. Christopher Naftzger	—	—	—	—
Mark V. Iampietro	—	—	12,500	64,750

(1)	Represents the difference between the exercise price of the stock options and the fair market value of our common stock at exercise. Amount was converted using the exchange rate on the date of exercise.

(2)	The value realized upon vesting of stock awards was calculated by multiplying the closing price of our common stock on the vesting date by the number of shares that became vested on that date.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with our named executive officers which provide for certain payments and benefits upon the named executive officer’s termination of employment with us under certain circumstances. In addition, stock-based awards granted to our named executive officers contain provisions for the acceleration of vesting under certain circumstances.

The table below reflects the compensation and benefits, if any, due to each of the named executive officers upon a voluntary termination; a termination for cause; an involuntary termination other than for cause or resignation for good reason, both before and after a change of control; the occurrence of a change of control; or a termination due to death, disability or retirement. Except with respect to our chief executive office, none of our named executive officers are entitled to a tax gross-up payment in the event that the benefits that they receive upon termination of employment or the occurrence of a change in control result in the imposition of golden parachute excise taxes. The amounts shown in the table below assume that each termination of employment or the change of control, as applicable, was effective as of June 30, 2011, and the fair market value of a share of our common stock as of June 30, 2011 was $5.18, which was the closing price of our shares on that date. The amounts shown in the table are estimates of the amounts which would be payable upon termination of employment or change of control as applicable. The actual amounts to be paid can only be determined at the time of the actual termination of employment or change of control, as applicable.

The value of the accelerated vesting of options was calculated by multiplying the number of unvested shares subject to each option by the excess, if any, between $5.18, the closing price of a share of our common stock on June 30, 2011, over the per share exercise price of the option. The value of the accelerated vesting of restricted stock was calculated by multiplying the aggregate number of unvested shares of restricted stock by $5.18, the closing price of a share of our common stock on June 30, 2011. More details concerning these values are set forth in the footnotes below.

								Termination
		Voluntary		Termination				Without
		Resignation		Without Cause				Cause
		or		Prior to				After
		Termination		Change in		Change in		Change in		Death or
Name	Benefit	for Cause		Control(1)		Control(2)		Control(3)		Disability(2)

Alan D. Shortall	Cash severance	$—		$315,000	(4)	$—		$315,000	(4)	$—
	Options	—		—	(5)	—	(5)	—	(5)	—	(5)
	Restricted Stock	—		6,039,880	(6)	6,039,880	(6)	6,039,880	(6)	6,039,880	(6)
	Health Benefits	—		—		—		—		—
	Excise tax gross up	—		—		2,999,000		2,999,000		—
	Relocation	100,000	(7)	100,000	(7)	—		100,000	(7)	100,000	(7)

	Total Value	$100,000		$6,454,880		$9,038,880		$9,453,880		$6,139,880

R. Richard Wieland II(8)	Cash severance	$—		$245,000	(9)	$—		$375,667	(10)	$—
	Options	—		—		—	(11)	—	(11)	—	(11)
	Restricted Stock	—		—		414,400	(12)	414,400	(12)	414,400	(12)
	Health Benefits	—		5,751	(13)	—		8,626	(14)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$250,751		$414,400		$798,693		$414,400

Ramin Mojdehbakhsh, Ph.D.	Cash severance	$—		$330,000	(15)	$—		$495,000	(16)	$—
	Options	—		—		86,625	(17)	86,625	(17)	86,625	(17)
	Restricted Stock	—		—		621,600	(18)	621,600	(18)	621,600	(18)
	Health Benefits	—		5,751	(19)	—		8,626	(20)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$335,751		$708,225		$1,211,851		$708,225

J. Christopher Naftzger(21)	Cash severance	$—		$200,000	(22)	$—		$300,000	(23)	$—
	Options	—		—		—	(24)	—	(24)	—	(24)
	Restricted Stock	—		—		207,200	(25)	207,200	(25)	207,200	(25)
	Health Benefits	—		5,751	(26)	—		8,626	(27)
	Relocation	—		—		—		—		—

	Total Value	$—		$205,751		$207,200		$515,826		$207,200

Mark V. Iampietro	Cash severance	$—		$92,500	(28)	$—		$323,750	(29)	$—
	Options	—		—		—	(30)	—	(30)	—	(30)
	Restricted Stock	—		—		194,250	(31)	194,250	(31)	194,250	(31)
	Health Benefits	—		2,876	(32)	—		8,626	(33)	—
	Relocation	—		—		—		—		—

	Total Value	$—		$95,376		$194,250		$526,626		$194,250

(1)	Except with respect to Mr. Shortall, Termination Without Cause includes termination due to our decision not to renew a named executive officer’s employment agreement if the named executive officer was willing and able to continue performing services under the terms of the employment agreement.

(2)	Upon a change of control or in the case of termination of employment due to death or total disability, all outstanding options and shares of restricted stock vest.

(3)	Termination Without Cause After Change in Control reflects the aggregate of any payments and benefits to which the executive becomes entitled upon a single-trigger Change in Control event and any incremental payments and benefits to which the executive becomes entitled upon termination of employment coincident with or following such Change in Control event.

(4)	The cash severance payment to Mr. Shortall is calculated based on an amount equal to nine months of his total salary compensation for the fiscal year in which employment is terminated.

(5)	All of Mr. Shortall’s outstanding unvested options were underwater as of June 30, 2011. In the event that Mr. Shortall’s employment is terminated by us without cause prior to a change in control, his performance-based stock options are neither accelerated nor forfeited; rather, he retains the opportunity to vest in the options if the performance milestones are satisfied before the expiration date.

(6)	This amount represents the value of the accelerated vesting of 1,166,000 shares of restricted stock based on a value per share of $5.18, the closing price of our shares on June 30, 2011. In the event that Mr. Shortall’s employment is terminated by us without cause prior to a change in control, his performance-based restricted stock is neither accelerated nor forfeited; rather, he retains the opportunity to vest in the restricted stock if the performance milestones are satisfied before the expiration date.

(7)	Upon the end of Mr. Shortall’s employment with us in the United States we have the obligation to pay for the relocation of Mr. Shortall and his family from the United States to Australia, including moving his personal and household effects. The amount above represents the estimated expenses associated with such relocation as of June 30, 2011.

(8)	If Mr. Wieland resigns his employment with us within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason, Mr. Wieland is entitled to receive the payments set forth under “Termination Without Cause After a Change in Control.”

(9)	This amount represents an amount equal to 12 months of Mr. Wieland’s total salary compensation for the fiscal year in which employment is terminated.

(10)	This amount represents an amount equal to eighteen months of Mr. Wieland’s total salary compensation for the fiscal year in which employment is terminated ($367,500) plus the amount of the bonus paid to Mr. Wieland in our fiscal year ended June 30, 2010 ($8,167).

(11)	All of Mr. Wieland’s outstanding unvested options were underwater as of June 30, 2011. Had the options been in the money, the amount reflected would represent the excess, if any between $5.18, the closing price of our shares on June 30, 2011, and the option exercise price.

(12)	This amount represents the value of the accelerated vesting of 80,000 shares of restricted stock based on a value per share of $5.18, the closing price of our shares on June 30, 2011.

(13)	This amount represents the cost of 12 months of Mr. Wieland’s COBRA health care continuation coverage.

(14)	This amount represents the cost of 18 months of Mr. Wieland’s COBRA health care continuation coverage.

(15)	This amount represents an amount equal to 12 months of Dr. Mojdeh’s total salary compensation for the fiscal year in which employment is terminated.

(16)	This amount represents an amount equal to 18 months of Dr. Mojdeh’s total salary compensation for the fiscal year in which employment is terminated ($495,000) plus the amount of the bonus paid to Dr. Mojdeh in our fiscal year ended June 30, 2010 ($0).

(17)	This amount represents the accelerated vesting of 262,500 options based on the excess, if any between $5.18, the closing price of our shares on June 30, 2011, and the option exercise price of $4.85.

(18)	This amount represents the value of the accelerated vesting of 120,000 shares of restricted stock based on a value per share of $5.18, the closing price of our shares on June 30, 2011.

(19)	This amount represents the cost of 12 months of Dr. Mojdeh’s COBRA health care continuation coverage.

(20)	This amount represents the cost of 18 months of Dr. Mojdeh’s COBRA health care continuation coverage.

(21)	If Mr. Naftzger resigns his employment with us within 180 days after Alan D. Shortall ceases to be our chief executive officer for any reason, Mr. Naftzger is entitled to receive the payments set forth under “Termination Without Cause After a Change in Control.”

(22)	This amount represents an amount equal to 12 months of Mr. Naftzger’s total salary compensation for the fiscal year in which employment is terminated.

(23)	This amount represents an amount equal to 18 months of Mr. Naftzger’s total salary compensation for the fiscal year in which employment is terminated ($300,000) plus the amount of the bonus paid to Mr. Naftzger in our fiscal year ended June 30, 2010 ($0).

(24)	All of Mr. Naftzger’s outstanding unvested options were underwater as of June 30, 2011. Had the options been in the money, the amount reflected would represent the excess, if any between $5.18, the closing price of our shares on June 30, 2011, and the option exercise price.

(25)	This amount represents the value of the accelerated vesting of 40,000 shares of restricted stock based on a value per share of $5.18, the closing price of our shares on June 30, 2011.

(26)	This amount represents the cost of 12 months of Mr. Naftzger’s COBRA health care continuation coverage.

(27)	This amount represents the cost of 18 months of Mr. Naftzger’s COBRA health care continuation coverage.

(28)	This amount represents an amount equal to six months of Mr. Iampietro’s total salary compensation for the fiscal year in which employment is terminated.

(29)	This amount represents an amount equal to 18 months of Mr. Iampietro’s total salary compensation for the fiscal year in which employment is terminated ($277,500) plus the amount of the bonus paid to Mr. Iampietro in our fiscal year ended June 30, 2010 ($46,250).

(30)	All of Mr. Iampietro’s outstanding unvested options were underwater as of June 30, 2011. Had the options been in the money, the amount reflected would represent the excess, if any, between $5.18, the closing price of our shares on June 30, 2011, and the option exercise price.

(31)	This amount represents the value of the accelerated vesting of 37,500 shares of restricted stock based on a value per share of $5.18, the closing price of our shares on June 30, 2011.

(32)	This amount represents the cost of six months of Mr. Iampietro’s COBRA health care continuation coverage.

(33)	This amount represents the cost of 18 months of Mr. Iampietro’s COBRA health care continuation coverage.

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the Summary Compensation Table under “Executive Compensation.” Under Dodd-Frank, we are required to seek a non-binding advisory vote from our stockholders to approve the compensation awarded to our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our named executive officers’ compensation. This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this proxy statement. The vote solicited by this proposal is advisory and its outcome will not be binding on the board or require the board or the compensation committee to take any action. However, the compensation committee values the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our named executive officers.

We have in place comprehensive executive compensation programs. Our compensation committee continually monitors executive compensation programs and adopt changes to reflect the marketplace in which we compete for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. As described in detail under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance that reinforce the alignment of the interests of the members of our executive management team with those of our stockholders.

The board is asking stockholders to cast a non-binding advisory vote on the following resolution:

“Resolved that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussions, is approved on a non-binding advisory basis.”

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE
COMPENSATION VOTING

Under Dodd-Frank, we are required to seek a non-binding advisory vote from our stockholders regarding how frequently we should include in our proxy materials a proposal regarding the approval of the compensation awarded to our named executive officers. We are providing stockholders with the option of selecting a frequency of one, two or three years. The board and the compensation committee believe an advisory vote on executive compensation every THREE YEARS is the best approach for us and our stockholders based on a number of considerations, including the following:

•	an advisory say-on-pay vote at every third meeting would provide stockholders an opportunity to make an informed and thoughtful vote based on close analysis of our compensation program.

•	a three-year vote cycle gives the board and the compensation committee sufficient time to thoughtfully respond to stockholders’ sentiments and to implement any necessary changes to our executive compensation policies and procedures. This may be challenging to do on an annual or biennial basis, and both we and our stockholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.

•	a short review cycle will not allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and be reflected in our financial performance and in the price of our common stock.

•	our board will continue to engage with our stockholders on executive compensation during the period between stockholder votes. As discussed elsewhere in this proxy statement, we provide stockholders an opportunity to communicate directly with the board of directors, including on issues of executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Although the advisory vote is non-binding, the board will review the results of the vote and consider our stockholders’ concerns and take them into account when determining how often to include a say-on-pay proposal in our proxy materials. We currently intend to provide a say-on-pay proposal at least once every three years.

OUR BOARD RECOMMENDS A VOTE “FOR” A THREE-YEAR FREQUENCY OF THE
NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION.

PROPOSALS NO. 5 — 10 — APPROVAL OF THE GRANT OF SECURITIES TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2009 STOCK INCENTIVE PLAN

Introduction

Our CHESS Depositary Interests, or CDIs, each representing one-sixth of a share of our common stock, are listed on the Australian Securities Exchange, or ASX.

Our board believes that it is desirable to add a stock-based component to the compensation of our non-executive directors to ensure that the directors have a commonality of interest with our stockholders toward our long-term success.

On September 30, 2011, our board approved the grant of 15,000 securities (either in the form of shares of common stock or phantom stock units) in each of 2011, 2012 and 2013 to each of our non-executive directors (Slavko James Joseph Bosnjak, Jeff Carter, William Galle, John Lund, Mary Katherine Wold and Marc Firestone) under the 2009 Stock Incentive Plan, or the Stock Plan, provided that each of the above named directors continues to be a director at the time of issue and subject to obtaining stockholder approval at the meeting as required under the ASX Listing Rules. As noted above, each non-executive director will have the option of electing to take their securities in the form of common stock or phantom stock units further details of which are provided below.

Consequently, under Proposals 5-10, stockholders are being asked to approve a three-year program of systematically granting 15,000 stock-based awards to each of the above named non-executive directors, the first grant of which would be made, assuming Proposals No. 5-10 are approved by stockholders, as soon as practicable after the meeting to each director who is re-elected at that meeting. Subsequent grants of the same magnitude would be made to these non-executive directors on each June 30th of calendar years 2012 and 2013 if they continue to serve as our non-executive directors on those dates. Additional stockholder approval will be required under ASX Listing Rule 10.14 if we wish to extend the systematic grant of awards to our non-executive directors beyond June 30, 2013 or to any new non-executive directors and our CDIs remain listed on the ASX at that time.

The 45,000 securities to be granted to each of the above named directors over three years have a market value of $189,000 based on the closing price of our common stock on the NASDAQ Stock Market on September 30, 2011, being the date on which our board approved the grant. The total of 270,000 securities to be granted to all directors together has a market value of $1,134,000.

All stock-based awards under these Proposals No. 5-10 would be granted under our Stock Plan or any successor stockholder-approved plan. Non-executive directors will be permitted to choose whether to receive their stock-based awards in the form of either (i) fully-vested shares of our common stock or (ii) fully-vested phantom stock units that will be settled in shares of our common stock when the director’s service on the board ceases for any reason including in the event of a change in control. Phantom stock units are a form of stock-based award that is commonly used in the United States as an incentive to executives and/or directors and which provides for a deferral of compensation for tax purposes. They are not available in Australia. Essentially, phantom stock units are bookkeeping entries under which recipients are credited with a number of units that represent their right to be issued stock at a specified future time or event. The value associated with a phantom stock unit is the equivalent of the value of a share of common stock, but recipients may not sell or otherwise transfer the unit before settlement in shares to realize that value. Further details of the terms of the phantom stock units and common stock that may be issued to the above named non-executive directors (should Proposals No. 5-10 be approved by stockholders) are set out below. To comply with United States federal income tax law, directors who are U.S. tax payers are required to make an advance written election regarding the form in which they wish to receive each stock-based award. However, to ensure that we are able to administer stock-based awards granted under our Stock Plan uniformly, we will require all directors to make the written election regarding the form in which they wish to receive each stock-based award on the same date. All of the stock-based awards will be subject to the Stock Ownership and Retention Guidelines discussed above under “Director Compensation” at page 9.

As at September 30, 2011, we had a total of 6,676,143 shares of common stock reserved for issue pursuant to the Stock Plan. Proposals No. 5-10 relate to the issue of 270,000 securities to the above named directors (which each director may elect to take in either the form of shares of common stock or phantom stock units) with 90,000 securities to be issued as soon as practical following conclusion of the meeting (assuming stockholders approve Proposals No. 5-10) which constitutes approximately 1.35% of the total number of currently reserved shares of common stock.

The principal terms of the shares of common stock and phantom stock units which the directors may elect to receive are as follows:

(a) Grant Price:  There is no consideration payable on the receipt of shares of common stock or phantom stock units. The phantom stock units, are automatically converted into shares of common stock when the director leaves our board.

(b) Vesting Conditions:  The shares of common stock and phantom stock units will be fully vested and nonforfeitable upon receipt by the director.

(c) Transferability:  The shares of common stock will be subject to the Stock Ownership and Retention Guidelines described above under “Director Compensation” at page 9, but may be sold by the director to the extent permitted under those guidelines. A director will not be able to sell or otherwise transfer the phantom stock units until such time as the phantom stock units are converted to shares of common stock which will occur when the director leaves our board for any reason including the event of a change in control. Only after the director leaves our board may he or she sell or otherwise transfer for value the shares of common stock which are associated with the phantom stock units.

Approvals

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of securities to each of the non-executive directors described below.

As required by the ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals No. 5-10:

•	the maximum aggregate number of securities which may be granted by us under the Stock Plan under Proposals No. 5 — 10 is 270,000, comprising:

•	15,000 securities (in either the form of shares of common stock or phantom stock units) to Slavko James Joseph Bosnjak in each of 2011, 2012 and 2013, totaling 45,000 securities;

•	15,000 securities (in either the form of shares of common stock or phantom stock units) to Jeff Carter in each of 2011, 2012 and 2013, totaling 45,000 securities;

•	15,000 securities (in either the form of shares of common stock or phantom stock units) to William Galle in each of 2011, 2012 and 2013, totaling 45,000 securities;

•	15,000 securities (in either the form of shares of common stock or phantom stock units) to John Lund in each of 2011, 2012 and 2013, totaling 45,000 securities;

•	15,000 securities (in either the form of shares of common stock or phantom stock units) to Mary Katherine Wold in each of 2011, 2012 and 2013, totaling 45,000 securities; and

•	15,000 securities (in either the form of shares of common stock or phantom stock units) to Marc Firestone in each of 2011, 2012 and 2013, totaling 45,000 securities.

•	There is no consideration payable for the grant of the phantom stock units or shares of common stock (as the case may be).

•	The following options have been issued to our directors since the last approval under the ASX Listing Rule 10.14:

•	options to purchase 100,000 shares of common stock were granted to Marc Firestone with an exercise price of $6.19 following stockholder approval at the 2010 stockholders’ meeting held on December 1, 2010; and

•	options to purchase 100,000 shares of common stock were granted to Mary Katherine Wold with an exercise price of $6.83 following stockholder approval at the 2010 stockholders’ meeting held on December 1, 2010.

•	Mr. Shortall, our chief executive officer, and each of our non-executive directors named in Proposals No. 5-10 are eligible to participate in the Stock Plan.

•	If Proposals No. 5-10 are approved by stockholders, we will issue 15,000 securities (in either the form of common stock or phantom stock units) to each of the above named non-executive directors who are re-elected to serve as a non-executive director of the Company at the meeting as soon as practicable after the date of the meeting. 15,000 securities (in the form of common stock or phantom stock units) will then be issued to each of the above named non-executive directors on or around July 1 of calendar years 2012 and 2013, provided that they continue to be directors at the time of issue. In any case, no securities approved for issue under Proposals No. 5-10 will be issued to directors later than three years after the 2011 meeting.

•	No loan will be made by us to any non-executive director in connection with the grant of securities.

Details of any securities issued under the Stock Plan will be published in our Annual Report on Form 10-K relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons (falling within ASX Listing Rule 10.14) who become entitled to participate in the Stock Plan after Proposals No. 5-10 have been approved and who are not named in this proxy statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting exclusion statement

We will disregard any votes cast on Proposals No. 5 -10 by a director and any associate of a director. However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

THE BOARD (EXCLUDING SLAVKO JAMES JOSEPH BOSNJAK (WITH RESPECT TO PROPOSAL NO. 5 ONLY), JEFF CARTER (WITH RESPECT TO PROPOSAL NO. 6 ONLY), WILLIAM GALLE (WITH RESPECT TO PROPOSAL NO. 7 ONLY), JOHN LUND (WITH RESPECT TO PROPOSAL NO. 8 ONLY), MARY KATHERINE WOLD (WITH RESPECT TO PROPOSAL NO. 9 ONLY), AND MARC FIRESTONE (WITH RESPECT TO PROPOSAL NO. 10 ONLY)), WHO DO NOT MAKE A RECOMMENDATION WITH RESPECT TO THE PROPOSAL IN PARENTHESES AFTER THEIR NAME DUE TO THEIR PERSONAL INTEREST IN THAT PROPOSAL) UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSALS NO. 5-10.

PROPOSAL NO. 11 — APPROVAL OF THE GRANT OF SECURITIES TO ALAN D. SHORTALL

ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, in connection with the negotiation and execution by the Company of a new three-year employment agreement with Mr. Shortall, who is our founder, executive director and chief executive officer, we are seeking stockholder approval for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of restricted stock and stock options on the terms set out below.

On September 30, 2011, the compensation committee approved in relation to Mr. Shortall’s employment agreement the grant of 1,166,000 shares of restricted stock and options to purchase 750,000 shares of common stock (Options) to Mr. Shortall under the Stock Plan, subject to obtaining stockholder approval for the grant at the meeting. The proposed grant of restricted stock and options is provided for in the terms of a new three-year employment agreement between us and Mr. Shortall, which became effective on October 1, 2011. The vesting of the options will be tied to Mr. Shortall’s continued employment with us, and the vesting of the restricted stock will be tied to the achievement of significant milestones related to the development and commercialization of our diversified portfolio of advanced drug delivery systems that are expected to increase stockholder value.

Our compensation committee considered the proposed grant of restricted stock and Options as part of Mr. Shortall’s total compensation provided for in his new employment agreement. In evaluating Mr. Shortall’s total compensation package, the compensation committee consulted the Radford Survey, which provides cash and equity compensation data reported for U.S.-based chief executive officers for life sciences companies, including those companies which are similar to us in terms of employee headcount. Strategic Apex advised the compensation committee on the negotiation of Mr. Shortall’s new employment agreement, including the proposed grant of restricted stock and options.

Our compensation committee believes that the amounts and terms of the proposed grants of restricted stock and Options are appropriate and will further align Mr. Shortall’s interests with those of our stockholders.

Specifically, the compensation committee considered that:

•	Mr. Shortall’s annual salary and bonus, which have not changed since 2008 (other than to convert his salary from Australian dollars to U.S. dollars), are not increased under the new employment agreement. In addition, Mr. Shortall’s annual salary and bonus will not increase and will remain at current levels during the term of his new employment agreement;

•	Mr. Shortall’s salary and bonus under the new employment agreement are significantly below the 50th percentile based on the Radford Survey;

•	Although the percentage of Mr. Shortall’s total compensation that is represented by the restricted stock and Options is higher than for similar companies included in the Radford Survey, which the compensation committee believes is appropriate for a company at our stage of development and aligns Mr. Shortall’s interests with those of our shareholders, the value of Mr. Shortall’s overall compensation package (salary, bonus and equity compensation) is consistent with other CEO’s in the Radford Survey;

•	Vesting of the restricted stock is tied to the achievement of significant business milestones, which the committee believes are closely tied to the creation of stockholder value;

•	The Options will have value only to the extent that our stock price increases; and

•	The aggregate amount of the proposed grant is less than the previous equity award to Mr. Shortall, which was approved by stockholders in 2009.

As of September 30, 2011, which is the date of the committee’s approval of the proposed grant of restricted stock and Options to Mr. Shortall, the Black-Scholes value of the Options was $1.88 million, and the market value of the shares issuable pursuant to the restricted stock was $4.9 million based upon the closing price of our common stock on the NASDAQ Stock Market on that date. As previously discussed, the value of the restricted stock and Options is spread over the three-year period of Mr. Shortall’s new employment agreement and are tied to the achievement of significant business milestones.

Terms of Options

The principal terms of the Options to be granted to Mr. Shortall are as follows:

(a) Grant Date:  Subject to stockholder approval being obtained for Proposals No. 11and 12, the Options will be granted to Mr. Shortall as soon as practicable after the meeting. Because there are not sufficient shares remaining under the Stock Plan at this time to fulfill the proposed grant of restricted stock and Options, the grant date is anticipated to be January 3, 2012, after the annual adjustment to the Stock Plan share reserve is effectuated, as further described under Proposal No. 12 on page 44 provided that Proposal No. 12 is approved by stockholders.

(b) Grant Price:  There is no consideration payable for the grant of Options.

(c) Exercise Price for the Options:  The exercise price of the Options will be the closing price of our common stock on the NASDAQ Stock Market on the grant date. We will ensure that we will disclose to the market the exact exercise price of the Options granted to Mr. Shortall immediately following their grant.

(d) Expiration Date:  The Options will expire at 5:00 P.M. U.S. Eastern Time on the tenth anniversary of the grant date, unless fully exercised or terminated earlier.

(e) Vesting Conditions:  The Options are scheduled to vest in three equal installments as follows:

•	250,000 of the Options will vest and become exercisable on the first anniversary of the grant date,

•	250,000 of the Options will vest and become exercisable on the second anniversary of the grant date, and

•	250,000 of the Options will vest and become exercisable on the third anniversary of the grant date.

There are no other performance conditions or other requirements attaching to the Options other than the requirement that Mr. Shortall continues to be employed by us. Notwithstanding the foregoing, the Options will immediately become vested and exercisable upon (i) the occurrence of a change in control event (as defined in the Stock Plan), (ii) the death of Mr. Shortall, or (iii) Mr. Shortall ceasing to be employed by us by reason of disability.

(f) Lapsing of Options:  The Options granted to Mr. Shortall will lapse if Mr. Shortall ceases to be employed by us, except for reason of death or disability, prior to the vesting of the Options.

Terms of Restricted Stock

Shares of restricted stock are a form of US security which are not available in Australia but which are commonly used in the United States as a form of incentive for executives and/or directors. Although shares of restricted stock will be issued to Mr. Shortall, Mr. Shortall will not be able to transfer the restricted stock until certain performance milestones are achieved (as described below) and the restricted stock will be forfeited if the performance milestones are not achieved within the prescribed period or if certain other events occur.

The principal terms of the 1,166,000 shares of restricted stock to be granted to Mr. Shortall are as follows:

(a) Grant Date:  Subject to stockholder approval being obtained for Proposals No. 11 and 12, the restricted stock will be granted to Mr. Shortall as soon as practicable after the meeting. Because there are not sufficient shares remaining under the Stock Plan at this time to fulfill the proposed grant of restricted stock and Options, the grant date is anticipated to be January 3, 2012, after the annual adjustment to the Stock Plan share reserve is effectuated, as further described under Proposal No. 12 on page 44, provided that Proposal No. 12 is approved by stockholders.

(b) Grant Price:  There is no consideration payable for the grant of the restricted stock.

(c) Exercise Price:  There is no consideration payable on the vesting of the restricted stock.

(d) Vesting Conditions:  The shares of restricted stock are scheduled to vest as follows:

•	Product shipment to a pharmaceutical company for drug stability studies or drug clinical trials — 5% per drug.

•	The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments of up to $3,000,000 — 5% per agreement.

•	The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments between $3,000,000 and $5,000,000 — 10% per agreement.

•	The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments in excess of $5,000,000 — 20% per agreement.

•	The signing of a commercial supply agreement for a Unilife product with sales of up to $25,000,000 — 15% per agreement.

•	The signing of a commercial supply agreement for a Unilife product with sales in excess of $25,000,000 — 25% per agreement.

•	Annual revenue in excess of $100,000,000 — 50%.

•	Annual revenue in excess of $200,000,000 — 100%.

Given the company’s transformation into a developer of advanced drug delivery devices to meet the specific needs of pharmaceutical companies, the compensation committee believes that it is important to set performance milestones that do not limit Mr. Shortall’s compensation to any one product, pharmaceutical customer or performance metric. The foregoing milestones were crafted by the compensation committee to allow Mr. Shortall and us flexibility to pursue various commercial paths that should result in increased stockholder value. Although Mr. Shortall could meet several of the foregoing milestones that in total would exceed 100%, under the terms of the proposed grant, Mr. Shortall is capped at 100% or a total of 1,166,000 shares of restricted stock. For example, we enter into (i) an agreement with a pharmaceutical company for product for one stability test (5%), (ii) two development agreements for a Unilife product in excess of $5,000,000 (20% each) and (iii) and three commercial supply agreements for a Unilife product of up to $25,000,000 (15% each), 90% of Mr. Shortall’s restricted stock would have vested under the proposed grant. If the company then enters into a commercial supply agreement for a Unilife product with sales in excess of $25,000,000, which according to the foregoing schedule should result in 25% of his restricted stock vesting, Mr. Shortall would only receive 10% as he is capped at 100%. Thereafter, Mr. Shortall would not receive any additional shares of restricted stock no matter what other milestones are meet during the term of his employment agreement.

The compensation committee will have sole discretion to determine whether and when a particular vesting condition has been satisfied.

Notwithstanding the foregoing, the shares of restricted stock will immediately vest upon (i) the occurrence of a change in control (as defined in the Stock Plan), (ii) the death of Mr. Shortall, or (iii) Mr. Shortall ceasing to be employed by us by reason of disability.

(e) Lapsing of Restricted Stock:  The shares of restricted stock will be forfeited if Mr. Shortall voluntarily resigns or if we terminate his employment with us for cause. The shares of restricted stock will be forfeited, to the extent not yet vested, on the fifth anniversary of the grant date.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposal No. 11:

•	the maximum aggregate number of shares of restricted stock that may be granted to Mr. Shortall is 1,166,000, which will vest as set out above;

•	the maximum aggregate number of Options that may be granted to Mr. Shortall is 750,000, which will vest as set out above;

•	the following options have been issued to our directors since the last approval under the ASX Listing Rule 10.14:

•	options to purchase 100,000 shares of common stock were granted to Marc Firestone with an exercise price of $6.19 following stockholder approval at the 2010 stockholders’ meeting held on December 1, 2010; and

•	options to purchase 100,000 shares of common stock were granted to Mary Katherine Wold with an exercise price of $6.83 following stockholder approval at the 2010 stockholders’ meeting held on December 1, 2010.

•	Mr. Shortall and each of our non-executive directors named in Proposals No. 5-10 are eligible to participate in the Stock Plan; and

•	no loan will be made by us to Mr. Shortall in connection with the grant of restricted stock or options.

Details of any securities issued under the Stock Plan will be published in our Annual Report on Form 10-K relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons (falling within ASX Listing Rule 10.14) who become entitled to participate in the Stock Plan after Proposal No. 11 has been approved and who are not named in this proxy statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting exclusion statement

We will disregard any votes cast on Proposal No. 11 by a director and any associate of a director. However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card, or it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

OUR BOARD, EXCLUDING ALAN D. SHORTALL DUE TO HIS PERSONAL INTEREST IN THE PROPOSAL, UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 11.

PROPOSAL NO. 12 — APPROVAL OF THE 2009 STOCK
INCENTIVE PLAN, AS PROPOSED TO BE AMENDED

Overview

As described above under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis”, stock-based incentives are a key component of our executive compensation program and employee ownership is a core value of our operating culture. Management and the compensation committee believe that stock ownership encourages our executives and employees to create value for us over the long term. They also believe that stock ownership promotes retention and affiliation with us by aligning executive and employee interests with those of our stockholders and allowing our executives and employees to share in our long-term success after satisfying multi-year vesting requirements. Moreover, compensating our employees through equity awards allows us to grow our company while conserving cash. Our long-term incentive compensation has been in the form of grants of stock options and restricted stock awards, with all such grants following our redomiciliation to the United States in January 2010 having been made under our stockholder-approved 2009 Stock Incentive Plan, or the Stock Plan.

Approvals

Under this Proposal No. 12, we are asking stockholders to approve an amendment of the Stock Plan to increase the number of shares of our common stock and/or our CHESS Depositary Interests, or CDIs, that may be issued under the Stock Plan and to reapprove the Stock Plan for purposes of refreshing our stockholder approval requirement for the purpose of ASX Listing Rule 7.2 (Exception 9), the NASDAQ Listing Standard 5635(c) and Section 162(m) of the U.S. Internal Revenue Code, or Section 162(m).

ASX Listing Rule 7.1 provides that the prior approval of our stockholders is required for an issue of equity securities if the securities will, when aggregated with the securities issued by us during the previous 12 months, exceed 15% of the number of securities on issue at the commencement of that 12 months. ASX Listing Rule 7.2 (Exception 9) sets out an exception to ASX Listing Rule 7.1. This rule provides that issues under an employee incentive scheme are exempt for a period of three years if stockholders approve the issue of securities under the scheme for the purposes of this exception. Accordingly, Proposal No. 12 seeks approval from stockholders pursuant to ASX Listing Rule 7.2 (Exception 9) for the Stock Plan.

Such re-approval of the Stock Plan is also intended to ensure that we may continue to grant performance-based awards to our named executive officers that are tax efficient for us under U.S. tax law. Other than the increase in the number of shares of common stock or CDIs that may be issued under the Stock Plan, as described in more detail below, no other changes have been made to the Stock Plan since the date it was last approved by our stockholders nor are any other changes being proposed under this Proposal No. 12. Specifically, approval of this Proposal No. 12 will not change the types of awards that may be granted or expand the benefits that eligible participants receive under the Stock Plan.

Our Stock Plan expires upon the earlier of the tenth anniversary of its adoption in 2009 and the date upon which the shares available for issuance under the Stock Plan are exhausted. As of the record date, of the shares of our common stock approved for issuance under the Stock Plan, 6,298,948 shares have either been issued or are subject to issuance under outstanding awards, so that only 377,195 shares of our common stock remain available for future awards (not including any shares that might in the future be returned to the Stock Plan as a result of awards expiring, being forfeited or otherwise terminating as to any shares, or shares being withheld or surrendered to us in payment of an award’s exercise price or related tax withholding obligations). We have issued 4,207,517 options, 2,328,000 shares of restricted stock and 23,184 shares of common stock under the Stock Plan as of our record date. Of the total options issued, 259,753 options have been cancelled due to employee terminations and remain available for reissuance. If this Proposal No. 12 is not approved by our stockholders, we currently anticipate that we will exhaust all of the shares available for issuance under our Stock Plan by the end of fiscal 2012. Moreover, we would not be able to fulfill the grants of stock options and restricted stock proposed to be made to our chief executive officer under the incentive package included in his new employment agreement, which are described in and we are asking stockholders to approve, under Proposal No. 11. Similarly, we would not be able to fulfill the grants of common stock or stock units to our non-executive directors, which are described in and we are asking stockholders to approve, under Proposals No. 5-10. If this Proposal No. 12 is not approved, we will not be able to make the above-described grants, notwithstanding approval of Proposals No. 5 — 11 by stockholders.

Share Increase Amendment

The initial number of shares of our common stock which may be issued with respect to awards granted under the Stock Plan was set at an aggregate of 6,000,000 shares, the share reserve. This amount was equivalent to approximately 11.4% of our total outstanding shares of common stock on February 19, 2010 when our shares began trading on the NASDAQ Stock Market. Commencing January 1, 2011, and on each January 1st thereafter through January 1, 2019, the share reserve automatically adjusts under the terms of the Stock Plan so that the share reserve will equal twelve and one-half percent (12.5%) of the weighted average number of shares of our common stock outstanding at that time; provided, however, that any such adjustment may only increase, and not decrease, the share reserve. The outstanding shares for this purpose is the number determined by us to calculate basic earnings (loss) per share for the preceding four fiscal quarters. The 12.5% share reserve determined as of each January 1st is reduced, however, by the sum of (A) any shares of our common stock issued or delivered pursuant to awards under the Stock Plan, and (B) any shares of our common stock subject to any then-outstanding award under the Stock Plan. In other words, the share reserve increases if our total outstanding shares of common stock increases, such as due to a capital raising event, and the share reserve decreases as we grant awards under the Stock Plan and issue shares of common stock pursuant to those awards. The share reserve adjustment is not an evergreen provision that necessarily makes additional shares available for issuance under the Stock Plan annually.

The Stock Plan also includes share accounting rules under which we are able to regrant certain shares that are returned to the Stock Plan under certain circumstances, for example, awards that are forfeited, expire, or settled in cash. See the “Summary of the 2009 Stock Incentive Plan” below for more information about these share accounting rules.

Because the annual adjustment to the share reserve each January 1st results in an increase in the number of shares of our common stock available for grant under the Stock Plan only if our total outstanding shares of common stock has increased over the preceding four fiscal quarters, our share reserve growth has not kept pace with our need to be able to issue stock-based awards during this growth phase of our company. Specifically, we rely on stock-based awards to provide attractive incentives to recruit key talent as we grow our management team and employee base. Likewise, we rely on the use of stock-based awards to offset lower cash compensation, relative to our peer group companies, as we continue to judiciously invest our working capital in growing our pipeline of products. Consequently, under this Proposal No. 12, we are asking stockholders to approve an amendment to the share reserve provisions of the Stock Plan to provide that, commencing January 1, 2012, the annual adjustment be increased to 17.5% of the weighted average number of shares of our common stock outstanding as determined by us to calculate basic earnings (loss) per share for the preceding four fiscal quarters. We estimate that this amendment will result in approximately 4,165,000 additional shares of our common stock becoming available for grant under the Stock Plan as of January 1, 2012, if the weighted average shares of our common stock for the calendar year ending December 31, 2011 does not change significantly from the weighted average shares outstanding as of the end of the fiscal quarter ended September 30, 2011.

An increase of this magnitude would enable us to provide competitive incentive awards to anticipated key recruits as we continue to expand our team of talent over the next two to three years. In addition, it will allow us to continue our policy of providing annual grants of stock-based incentive awards to our key employees; add a stock-based component to the compensation of our non-executive directors under the program of grants described under Proposals No. 5 — 10, provided that such proposals are approved by stockholders; and fulfill the grants of stock options and restricted stock proposed to be made to our chief executive officer under the incentive package included in his new employment agreement, described under Proposal No. 11, provided that proposal is approved by stockholders.

Voting Exclusion Statement

We will disregard any votes cast on Proposal No. 12 by any director and any associate of a director. However, we need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides provided that the vote is not cast on behalf of a director or any associate of that director.

Our board believes that the Stock Plan, as proposed to be amended, is in the best interests of stockholders because it preserves our ability to grant stock-based awards, which are critically important in attracting and retaining key people and creating incentives for those people to improve stockholder value and contribute to our growth and financial success.

In accordance with ASX Listing Rule 7.2 (Exclusion 9), the following is a summary of the principal features of our Stock Plan, as proposed to be amended, but it is qualified in its entirety by reference to the full text of the Stock Plan, which appears as Annex A to this proxy statement.

Summary of the 2009 Stock Incentive Plan

Background and Purpose

We adopted the Stock Plan to promote our long-term growth and profitability by:

•	providing key people with incentives to improve stockholder value and contribute to our growth and financial success; and

•	enabling us to attract, retain and reward the best-available personnel.

The Stock Plan is a typical plan for U.S.-listed companies and is designed to comply with U.S. law.

Eligibility and Participation

Participation in the Stock Plan is open to all of our employees, officers, executive directors, non-executive directors and other individuals who provide services to us or any of our affiliates, as the administrator of the Stock Plan may select from time to time. Our compensation committee serves as the administrator. The administrator may also grant awards to individuals in connection with their hiring, recruitment or other related circumstance prior to the date that the relevant individual first performs those services for us or any of our affiliates, however, no awards may vest or become exercisable and no shares may be issued prior to the individual commencing performance of those services. As of the date of this proxy statement, six non-executive directors and approximately 141 employees and other individuals providing services to us or any of our affiliates are eligible to participate in the Stock Plan.

Types of Awards

The Stock Plan provides for the grant of stock options, stock appreciation rights, and other stock-based awards (including performance awards), as each is described more fully below, which may be granted separately or in tandem with other awards. The administrator will be responsible for determining the prices, expiration dates, and other material conditions governing the exercise of the awards granted under the Stock Plan. We may make or guarantee loans to assist award holders in the exercise of awards or to satisfy any withholding tax obligations arising from awards granted under the Stock Plan, to the extent permitted by law. U.S. laws preclude us from making or guaranteeing any such loans to our executive officers. Types of awards which may be granted under the Stock Plan include:

Stock Options.  The administrator may grant tax-qualified incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code or nonqualified stock options. However, only our employees and employees of our subsidiaries may receive tax-qualified incentive stock options. All stock options must have an exercise price equal to or above the fair market value of our shares on the date of grant and a term of no longer than ten years. As of September 30, 2011, the fair market value of a share of our common stock was $4.20. An option holder may pay the exercise price in cash, by tendering shares, by a combination of cash and shares or by any other means that the administrator approves.

Stock Appreciation Rights.  The administrator may grant stock appreciation rights which entitle the holder to receive a payment in cash, shares or a combination of the foregoing, having an aggregate value that is equal to the excess (if any) on the date of exercise of the fair market value of the underlying shares on that date over the base price of the shares specified in the grant agreement. The base price per share specified in the grant agreement cannot be less than the lower of the fair market value of shares on the grant date or the exercise price of any tandem stock option award to which the stock appreciation right is related. No stock appreciation right shall have a term longer than ten years’ duration.

Stock-Based Awards.  The administrator may grant stock-based awards in such amounts, on such terms and conditions and for such consideration (including no consideration or such minimum consideration as may be required by law), as the administrator shall determine. A stock award may be restricted or unrestricted and may be denominated and paid in cash, shares or other securities, stock-equivalent units, securities or debentures convertible into shares, or any combination of these.

Performance Awards.  The administrator may grant stock-based awards in a manner that constitutes them as “qualified performance-based compensation” within the meaning of Section 162(m). Section 162(m) limits a public company from deducting more than $1 million in compensation paid in any one year to its chief executive officer or any of its next three highest compensated officers (other than the chief executive officer and chief financial officer), unless the amount paid is qualified performance-based compensation. For awards granted under the Stock Plan to qualify as performance-based compensation, the material terms of the performance goals upon which awards are conditioned must be disclosed to and approved by our stockholders at least once every five years. Material terms for purposes of Section 162(m) include (1) the individuals eligible to receive compensation; (2) a description of the business criteria on which the performance goal is based; and (3) the maximum amount of compensation that could be paid to any individual if the performance goal is attained. Each of these aspects of the Stock Plan is discussed below, and approval of this Proposal No. 12 constitutes approval of these aspects for purposes of the stockholder approval requirements of Section 162(m). Your vote on this Proposal No. 12, therefore, is necessary so that we may comply with Section 162(m) when granting performance-based stock awards and thereby ensure that we may qualify to deduct, for U.S. federal income tax purposes, any compensation that is paid under such awards.

The administrator may determine that the grant of, or lapse of restrictions with respect to, performance-based stock awards may be based upon one or more performance measures or objective performance targets to be attained relative to those performance measures. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions based on the level of performance attained. The administrator is authorized to make adjustments to the method of calculating the attainment of performance measures or targets in recognition of:

•	extraordinary or non-recurring items;

•	changes in tax laws;

•	changes in generally accepted accounting principles or accounting policies;

•	changes related to restructured or discontinued operations;

•	the restatement of prior period financial results; or

•	any other unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements,

provided that the administrator’s decision is made as to whether such adjustments will be made with respect to any covered employee, within the meaning of Section 162(m) and is determined when the performance targets are established for the applicable performance period. The administrator may also, at its sole discretion, modify the performance results upon which awards are based under the Stock Plan to offset any unintended results arising from events not anticipated when performance measures and targets were established provided that such adjustment is permitted by Section 162(m).

For this purpose, “performance measures” means the criteria established by the administrator in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies and which relate to any of the following, as it may apply to an individual, one or more business unit(s), divisions or subsidiaries or our whole company:

• revenue;
• earnings before interest, taxes, depreciation and amortization (EBITDA);
• operating income;
• pre- or after-tax income;
• cash flow;
• cash flow per share;
• net earnings
• earnings per share;
• price-to-earnings ratio;
• return on equity;
• return on invested capital;
• return on assets;
• growth in assets;
• share price performance;
• economic value added;
• total stockholder return;
• improvement in or attainment of expense levels;
• improvement in or attainment of working capital levels;
• relative performance to a group of companies comparable to us, and
•   strategic business criteria consisting of one or more objectives based on our meeting specified goals relating to revenue, market penetration, business expansion, costs, clinical trials, product feasibility studies, regulatory submissions, regulatory approvals, or acquisitions or divestitures.

Shares Available Under the Stock Plan

The initial number of shares of our common stock that may be issued with respect to awards granted under the Stock Plan was set at an aggregate of 6,000,000 shares, subject to annual increases as described above. If Proposal No. 12 is approved, the share reserve provision under the Stock Plan will be amended to provide that the annual adjustment is increased by 5%, beginning as of January 1, 2012, to 17.5% of the weighted average number of shares of our common stock outstanding as determined by us to calculate basic earnings (loss) per share for the preceding four fiscal quarters. We estimate that this amendment will result in approximately 4,165,000 additional shares of our common stock becoming available for grant under the Stock Plan as of January 1, 2012, assuming that the weighted average shares of our common stock for the calendar year ending December 31, 2011 does not change significantly from the weighted average shares outstanding as of the end of the fiscal quarter ended September 30, 2011. In addition, shares may be issued under awards assumed in connection with a merger or acquisition as permitted by applicable rules of the principal securities exchange or market on which shares are listed. Any such issue will not reduce the number of shares available for issue under the Stock Plan.

If any:

•	award issued under the Stock Plan has for any reason expired or otherwise terminated, in whole or in part, without having been exercised in full;

•	shares issued to an award holder under the Stock Plan are forfeited, or bought back by us because of the failure to meet a contingency or condition required for the vesting of such shares; or

•	awards issued under the Stock Plan are settled in cash,

then the shares not issued pursuant to such award, or forfeited or bought back by us, will revert and become available for re-issue under the Stock Plan.

If any shares subject to an award are not delivered to the award holder under the Stock Plan because those shares are withheld for the payment of taxes or because the award has been exercised through a reduction of shares the subject of the award (i.e., net exercised) or where an appreciation distribution in respect of a stock appreciation right is paid in shares, the number of shares subject to the award that are not delivered to the award holder will remain available for subsequent issue under the Stock Plan. If the exercise price of any award or the tax withholding liability related to any award is satisfied by tendering of shares held by the award holder (either by actual delivery or attestation), then the number of shares so tendered will be available for issue under the Stock Plan. Prior to this proposed amendment, outstanding shares tendered to satisfy the tax withholding liability related to restricted stock awards were not available for reissuance under the Stock Plan. Notwithstanding the above, of the total shares that are authorized for issue under the Stock Plan, not more than 6,000,000 shares are currently available for issue pursuant to tax-qualified incentive stock options intended to qualify under Section 422 of the U.S. Internal Revenue Code. In addition, the maximum number of shares subject to awards of any combination which may be granted during any one calendar year to any one individual under the Stock Plan is limited to 2,000,000 shares.

Each of the limits described above will be adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations, exchanges of stock or anything similar. The shares to be issued under the Stock Plan will be shares of authorized but unissued or reacquired shares or treasury shares, including shares repurchased by us on the open market.

Adjustments to Awards

In the event of a stock dividend, stock split or reverse stock split affecting shares:

•	the maximum number of shares for which awards may be granted under the Stock Plan and the maximum number of shares with respect to which awards may be granted during any one fiscal year to any individual; and

•	the number of shares covered by and the exercise price and other terms of outstanding awards,

will be adjusted to reflect such event.

Except as stated above, in the event of any change affecting us, our shares, or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation, or share exchange (other than any such change that is part of a transaction resulting in a “Change in Control” (as defined in the Stock Plan)), the administrator, in its discretion and without the consent of the holders of the awards, may make:

•	appropriate adjustments to the maximum number and type of shares reserved for issue or with respect to which awards may be granted under the Stock Plan (in the aggregate, with respect to any individual during any one calendar year and with respect to which awards that are intended to be tax-qualified as incentive stock options under the U.S. Internal Revenue Code); and

•	any adjustments in outstanding awards, including, but not limited to, modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a Change in Control, outstanding stock options and other awards which are payable or convertible into shares will terminate on the effective time of the Change in Control, unless provision is made for the continuation, assumption, or substitution of the awards by the surviving or successor entity or its parent. In the event of such a termination, the outstanding stock options and other awards that will terminate upon the effective time of the Change in Control will become fully vested immediately before the effective time of the Change in Control, and the holders of stock options and other awards under the Stock Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of the awards that are then exercisable or convertible. Further, in the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, such award will become payable (or the lapse restrictions will lapse, as applicable) as of the date of the Change in Control.

Without the consent of award holders, the administrator may make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events affecting us, our financial statements or the financial statements of any affiliate, changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan.

Amendment and Termination

Our board of directors may terminate, amend or modify the Stock Plan or any portion of it at any time without stockholder approval, subject to such restrictions on amendments and modifications as may apply under applicable laws or listing rules.

Compliance with Listing Rules

While shares are listed for trading on any stock exchange or market, our board of directors and the administrator agree that they will not make any amendments, issue any awards or take any action under the Stock Plan unless such action complies with the relevant listing rules.

U.S. Federal Income Tax Consequences

The following is a general summary of the U.S. federal income tax treatment of stock options, which are authorized for grant under the Stock Plan, based upon the provisions of the U.S. Internal Revenue Code as of the date of this proxy statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the Stock Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder will depend upon his or her particular circumstances and other facts. Stock Plan participants should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant U.S. federal tax implications of options granted under the Stock Plan.

Incentive Stock Options.  An option holder will recognize no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option which qualifies under Section 422 of the U.S. Internal Revenue Code. Option holders who neither dispose of their shares within two years of the date that the option was granted or within one year following the exercise of the option, will normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares, we will not be entitled to any deduction for U.S. federal income tax purposes. Where an option holder disposes of shares within two years after the date of grant of those options or within one year after the date of exercise (a disqualifying disposition), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares will generally result in a deduction by us for U.S. federal income tax purposes.

Nonqualified Stock Options.  Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income will generally be subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

Deductibility of Compensation.  The U.S. Internal Revenue Code allows publicly held corporations to deduct compensation which is in excess of $1,000,000 paid to the corporation’s chief executive officer and or any of its three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) if the compensation is payable solely based on the attainment of one or more performance goals and where certain statutory requirements are satisfied. It is intended that compensation arising from awards granted under the Stock Plan that are based on performance goals, and stock options and stock appreciation rights, are to be deductible by us as qualified performance-based compensation not subject to the $1,000,000 limitation on deductibility under the U.S. Internal Revenue Code. Despite this, we reserve the right to grant awards under the Stock Plan that do not result in qualified performance-based compensation and, as such, may not entitle us to a tax deduction.

New Plan Benefits Table

The following New Plan Benefits Table contains the number of awards that will be made under the Stock Plan to the individuals and groups listed below during the period commencing on the date of the meeting (assuming stockholder approval is obtained where applicable) and ending on the Stock Plan’s scheduled termination date. The footnotes to the New Plan Benefits Table indicate the number of awards that these individuals and groups have received since the Stock Plan’s inception.

	Number of
Name and Position	Award Shares

Alan D. Shortall	1,916,000	(1)
Chief Executive Officer
R. Richard Wieland II	*	(2)
Executive Vice President and Chief Financial Officer
Ramin Mojdehbakhsh, Ph.D.	*	(3)
Executive Vice President and Chief Operating Officer
J. Christopher Naftzger	*	(4)
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Mark V. Iampietro	*	(5)
Vice President of Quality and Regulatory Affairs
All current executive officers as a group (5 people)	*	(6)
All current directors who are not executive officers as a group (6 people)	270,000	(7)
All employees and consultants, including all current officers who are not executive officers, as a group (159 people)	*	(8)

*	Future awards are subject to discretion and, therefore, are not currently determinable.

(1)	Has received awards with respect to 2,000,000 shares since the Stock Plan’s inception through the date of this proxy statement. The amount reflected in this column assumes that Proposal 11 is approved.

(2)	Has received awards with respect to 342,436 shares since the Stock Plan’s inception through the date of this proxy statement.

(3)	Has received awards with respect to 420,000 shares since the Stock Plan’s inception through the date of this proxy statement.

(4)	Has received awards with respect to 112,821 shares since the Stock Plan’s inception through the date of this proxy statement.

(5)	Has received awards with respect to 61,859 shares since the Stock Plan’s inception through the date of this proxy statement.

(6)	Have received awards with respect to 2,937,116 shares since the Stock Plan’s inception through the date of this proxy statement.

(7)	Have received awards with respect to 200,000 shares since the Stock Plan’s inception through the date of this proxy statement. The amount reflected in this column assumes that all current non-executive directors as a group continue as directors until the Stock Plan’s scheduled termination date and that Proposals 5 through 10 are approved.

(8)	Have received awards with respect to 3,161,832 shares since the Stock Plan’s inception through the date of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2011 with respect to our equity compensation plans. See Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2011 for further information.

				Number of Securities
				Remaining Available for
	Number of Securities			Future Issuance Under
	to be Issued upon		Weighted Average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights		Warrants and Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans: approved by security holders Employee Share Option Plan	2,208,334		$2.85	—	(1)
2009 Stock Incentive Plan	3,790,874	(2)	6.05	622,285	(3)
2009 private placement options	491,662	(4)	5.40	—
Equity compensation plans not approved by security holders: Individual agreements with various consultants, advisors and other third parties	1,220,248		3.65	—

Total	7,711,118		$4.71	622,285

(1)	No further options will be granted under this plan.

(2)	Represents the number of shares issuable upon exercise of outstanding options under the 2009 Stock Incentive Plan. In addition, there are 1,957,000 non-vested shares issued pursuant to restricted stock awards under the 2009 Stock Incentive Plan.

(3)	Represents the number of shares available for future issuance pursuant to stock option, restricted stock and other awards under the 2009 Stock Incentive Plan. The number of shares available for issuance under the 2009 Stock Incentive Plan adjusts annually commencing on January 1, 2011 as provided therein. See Proposal No. 12 on page 44 for a description of a proposed amendment to the 2009 Stock Incentive Plan to modify the size of this annual adjustment.

(4)	Represents options granted as compensation to brokers who assisted in the 2009 private placement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal 2011, we were a party to one transaction in which the amount involved exceeded $120,000 and in which any director, executive officer, holder of more than 5% of our capital stock, or their immediate family members, had a material interest.

We have an agreement with a consulting entity, of which Jeff Carter, a member of our board is the principal. Under the terms of the agreement, Mr. Carter will perform finance, accounting and secretarial consulting services in Australia. We pay Mr. Carter on a month to month basis for these services. Under the agreement, we pay the consulting entity a commercial arm’s length fee for the consulting services of A$13,200 per month. During fiscal 2011, we paid the consulting entity A$349,785. Of these consulting fees, A$137,425 was paid to one of our former employees to assist Mr. Carter in performing these functions.

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our chief executive officer and chief financial officer are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. Our audit committee reviews and approves or ratifies any related party transaction pursuant to the authority given under the charter of the audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock by (i) each person, or group of affiliated persons who is known by us to beneficially own 5% or more of our common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all current directors and executive officers as a group. All of this information gives effect to the redomiciliation and the share consolidation effected in connection therewith.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 64,270,656 shares of common stock outstanding as of October 7, 2011. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after October 7, 2011 (all of which we refer to as being currently exercisable) are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

	Number of Shares		Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned		Beneficially Owned

Directors and Named Executive Officers(1)
Slavko James Joseph Bosnjak	654,118	(2)	1.0%
Alan D. Shortall	5,333,842	(3)	8.1%
John Lund	62,667	(4)	*
William Galle	133,334	(5)	*
Jeff Carter	158,378	(6)	*
Mary Katherine Wold	41,667	(7)	*
Marc S. Firestone	41,667	(7)	*
R. Richard Wieland II	73,740	(8)	*
Dr. Ramin Mojdehbakhsh	267,100	(9)	*
J. Christopher Naftzger	43,000	(10)	*
Mark V. Iampietro	146,840	(11)	*
All directors and executive officers as a group (11 persons)	6,956,353	(12)	10.7%

*	Indicates less than 1%

(1)	The address of each director and executive officer listed above is c/o Unilife Corporation, 250 Cross Farm Lane, York, Pennsylvania 17604.

(2)	Includes options to purchase 166,667 shares of common stock which are currently exercisable.

(3)	Includes 1,166,000 shares of restricted stock which are subject to performance based vesting conditions. Includes options to purchase 1,250,000 shares of common stock which are currently exercisable. Does not include options to purchase 834,000 shares of common stock which are not currently exercisable.

(4)	Includes options to purchase 41,667 shares of common stock which are currently exercisable. Does not include options to purchase 58,333 shares of common stock which are not currently exercisable.

(5)	Represents options to purchase 133,334 shares of common stock which are currently exercisable. Does not include options to purchase 58,333 shares of common stock which are not currently exercisable.

(6)	Includes options to purchase 41,667 shares of common stock which are currently exercisable. Does not include options to purchase 58,333 shares of common stock which are not currently exercisable.

(7)	Represents options to purchase 41,667 shares of common stock which are currently exercisable. Does not include options to purchase 58,333 shares of common stock which are not currently exercisable.

(8)	Includes 60,000 shares of restricted stock which are subject to time based vesting conditions. Does not include options to purchase 262,436 shares of common stock which are not currently exercisable.

(9)	Includes 80,000 shares of restricted stock which are subject to time based vesting conditions and 40,000 shares of restricted stock which are subject to performance based vesting conditions. Includes options to purchase 37,500 shares of common stock which are currently exercisable. Does not include options to purchase 262,500 shares of common stock which are not currently exercisable.

(10)	Includes 40,000 shares of restricted stock which are subject to time based vesting conditions. Does not include options to purchase 72,821 shares of common stock which are not currently exercisable.

(11)	Includes 37,500 shares of restricted stock which are subject to time based vesting conditions. Includes options to purchase 100,000 shares of common stock which are currently exercisable. Does not include options to purchase 11,859 shares of common stock which are not currently exercisable.

(12)	Includes 1,423,500 shares of restricted stock which are subject to performance-based and time-based vesting conditions, options to purchase 1,854,169 shares of common stock which are currently exercisable and options to purchase 1,735,281 shares of common stock which are not currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership of our common stock. Our directors, officers and greater than 10% beneficial owners of our common stock are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all Section 16(a) reports of our directors, officers and greater than 10% beneficial owners were filed timely for the fiscal year ended June 30, 2011.

OTHER BUSINESS

2012 Stockholder Proposals

Stockholders interested in submitting a proposal to be considered for inclusion in our proxy statement for the 2012 annual meeting of stockholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before June 21, 2012.

A stockholder of ours may wish to have a proposal presented at the 2012 annual meeting of stockholders, but not to have the proposal included in our proxy statement relating to that meeting.

Pursuant to our bylaws, in most circumstances, no business may be brought before the meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the board or by a stockholder of record who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the bylaws about the stockholder and the proposed action) no later than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year’s meeting, i.e., before June 21, 2012.

Nominating or Recommending for Nomination Candidates for Director

Our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to us in accordance with our bylaws, which, in general, require that the notice be received by us within the time period described above under “2012 Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Transaction of Other Business

Our board knows of no other business that will be conducted at the meeting other than as described in this proxy statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

J. Christopher Naftzger
Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer

October 14, 2011

Annex A

UNILIFE CORPORATION 2009 STOCK INCENTIVE PLAN
(as amended December 1, 2011)

1.	Establishment, Purpose and Types of Awards

Unilife Corporation, a Delaware corporation (the “Company”), has established and maintains the UNILIFE CORPORATION 2009 STOCK INCENTIVE PLAN which is hereby amended as set forth herein effective as of December 1, 2011 (the “Plan”), subject to stockholder approval. The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available personnel.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “ASX” means ASX Limited ACN 008 624 691 or the securities market which it operates, as the context requires.

(d) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means: a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, or (iii) Change in the Ownership of Assets of the Company, all as described herein and construed in accordance with Code section 409A.

(i) A Change in Ownership of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company or to cause a Change in Effective Control of the Company (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii) A Change in Effective Control of the Company shall occur on the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(iii) A Change in the Ownership of Assets of the Company shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company the total gross fair market value of which is more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

The following rules of construction apply in interpreting the definition of Change in Control:

(A) A Person means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.

(B) Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) For purposes of this Section 2(f), fair market value shall be determined by the Administrator.

(D) A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of the Company.

(E) For purposes of this Section 2(f), Code section 318(a) applies to determine stock ownership. Common Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(F) For purposes of this Section 2(f), the Redomiciliation shall not be considered a Change in Control.

(g) “CDIs” means CHESS Depository Interests.

(h) “Code” means the United States Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(i) “Committee” means the Compensation Committee of the Board or any other committee the Board appoints to administer the Plan.

(j) “Common Stock” means shares of common stock of the Company, par value of one cent ($0.01) per share, in the form of Common Stock or CDIs. Any reference herein to a share of Common Stock shall be construed, as applicable within the context, as either one share of common stock of the Company, par value of one cent ($0.01) per share, or six CDIs.

(k) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Board if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market (including, without limitation, ASX and NASDAQ Stock Market), the closing price per share of Common Stock on that date on the principal exchange or market on which the

Common Stock is then listed or admitted to trading or, if no sale is reported for that date, the last preceding day on which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported; or

(iii) if the Common Stock is neither listed nor admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Board in good faith.

With respect to property other than Common Stock, Fair Market Value means the value of the property determined by such methods or procedures to be established from time to time by the Board in accordance with Code section 409A.

(l) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(m) “Listing Rules” means the applicable listing rules of the securities exchange or market on which shares of Common Stock are listed for trading, which may include, without limitation, NASDAQ Stock Market and the ASX.

(n) “Performance Measures” shall mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; price-to-earnings ratio; return on equity; return on invested capital; return on assets; growth in assets; share price performance; economic value added; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; relative performance to a group of companies comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company meeting specified goals relating to revenue, market penetration, business expansion, costs, clinical trials, product feasibility studies, regulatory submissions, regulatory approvals, or acquisitions or divestitures.

(o) “Redomiciliation” means the transactions effected pursuant to the schemes of arrangement between the Company and Unilife Medical Solutions Limited as a result of which the Company will become the parent company of Unilife Medical Solutions Limited.

3.	Administration

(a) Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than Stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares of Common Stock to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder and no such modification, amendment or substitution that results in repricing the Award, within the meaning of NASDAQ Marketplace Rule 5635(c) and IM-5635-1, or any successor provision, shall be made without prior stockholder approval); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code section 162(m) and the Committee had determined that qualification of such award under Code section 162(m) is desirable; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification.  To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

(a) Share Reserve.  Subject to adjustments as provided in Section 7(d) of the Plan, upon the effective date of the Plan, the total number of shares of Common Stock reserved and available for grant and issuance pursuant to this Plan will be equal to 36,000,000 shares, which shall be adjusted to 6,000,000 shares upon the effectiveness of the Redomiciliation (the “Share Reserve”). Commencing January 1, 2011, and on each January 1st thereafter through January 1, 2019, the Share Reserve will automatically adjust so that it will equal (i) on January 1, 2011, twelve and one-half percent (12.5%) and on January 1 of calendar years 2012 through 2019, seventeen and one-half percent (17.5%) of the weighted average number of shares of Common Stock outstanding, as that number is determined by the Company to calculate basic earnings (loss) per share for the preceding four fiscal quarters; reduced by (ii) the sum of (A) any shares of Common Stock issued or delivered pursuant to Awards under the Plan, and (B) any shares of Common Stock subject to any outstanding Award under the Plan; provided, however, that any such adjustment may only increase, and not decrease, the Share Reserve. Notwithstanding the foregoing, the Board may act, prior to the first day of any calendar year, to provide that there shall be no increase in the Share Reserve for such calendar year or that the increase in the Share Reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Common Stock may be issued in connection with a merger or acquisition as permitted by NASDAQ Rule 5635(c)(3) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule of the principal exchange or market on which the Common Stock is listed for trade and such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(b) ISO Limit.  Notwithstanding the foregoing, not more than 36,000,000 shares of Common Stock, which shall be adjusted to 6,000,000 shares upon the effectiveness of the Redomiciliation, subject to adjustments as provided in Section 7(d) of the Plan, of the total shares authorized for issuance under the Plan shall be available for issuance pursuant to incentive stock options intended to qualify under Code section 422.

(c) Reversion of Shares to the Share Reserve.  If any (i) Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to an Award recipient pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) an Award is settled in cash, then the shares of Common Stock not issued under such Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to an Award are not delivered to an Award recipient because such shares are withheld for the payment of taxes or the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”) or an appreciation distribution in respect of a stock appreciation right is paid in shares of Common Stock, the number of shares subject to the Award that are not delivered to the Award recipient shall remain available for subsequent issuance under the Plan. If the exercise price of any Award or the minimum statutory tax withholding obligation that arises in connection with an Award is satisfied by tendering shares of Common Stock held by the Award recipient (either by actual delivery or attestation), then the number of shares so tendered shall remain, or as applicable revert to and be, available for issuance under the Plan.

(d) Code section 162(m) Limit.  Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to one-third of the total number of shares issuable under the Plan, pursuant to Section 4(a), as of the Plan’s effective date.

(e) Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock or treasury shares, including shares repurchased by the Company on the open market. The Company shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Common Stock, or as treasury Common Stock, at least the number of shares of Common Stock required to fulfill the Company’s obligations under such Awards, or otherwise assure itself of its ability to perform its obligations thereunder.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to, or for, the Company or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement.

(a) Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant and may not have a term in excess of ten years’ duration. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b) Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. No SAR shall have a term longer than ten years’ duration. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards.

(i) The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

(ii) The Administrator may grant stock awards in a manner constituting “qualified performance-based compensation” within the meaning of Code section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum, intermediate and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained. A performance target may be stated as an absolute value or as a value determined relative to prior performance, one or more indices, budget, one or more peer group companies, any other standard selected by the Administrator, or any combination thereof. The Administrator shall be authorized to make adjustments in the method of calculating attainment of Performance Measures and performance targets in recognition of: (A) extraordinary or non-recurring items; (B) changes in tax laws; (C) changes in generally accepted accounting principles or changes in accounting policies; (D) changes related to restructured or discontinued operations; (E) restatement of prior period financial results; and (F) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements; provided that the Administrator’s decision as to whether such adjustments will be made with respect to any Covered Employee, within the meaning of Code section 162(m), is determined when the performance targets are established for the applicable performance period. Notwithstanding the foregoing, the Administrator may, at its sole discretion, modify the performance results upon which Awards are based under the Plan to offset any unintended results arising from events not anticipated when the Performance Measures and performance targets were established; provided, that such modifications may be made with respect to an Award granted to any Covered Employee, within the meaning of Code section 162(m) only to the extent permitted by Code section 162(m). Notwithstanding anything in the Plan to the contrary, the Administrator is not authorized to waive or accelerate the lapse of restrictions on a performance-based stock award granted to any Covered Employee, within the meaning of Code section 162(m) except upon death, disability or a change of ownership or control of the Company. In the event that a Change in Control occurs after a performance-based stock award has been granted but before completion of the applicable performance period, such Award shall become payable (or the lapse restrictions shall lapse, as applicable) as of the date of the Change in Control.

7.	Miscellaneous

(a) Withholding of Taxes.  Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans.  To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option, within the meaning of Code section 422, or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d) Adjustments for Corporate Transactions and Other Events.

(i) Stock Dividend, Stock Split and Reverse Stock Split.  In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, the maximum number of shares available for issuance pursuant to incentive stock options intended to qualify under Code section 422, and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii) Non-Change in Control Transactions.  Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii) Change in Control Transactions.  In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards, as determined in the sole discretion of the Administrator, of, the surviving or successor entity or a parent thereof. In the event of such termination, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv) Unusual or Nonrecurring Events.  The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan provided always that the rights of holders of Awards will be changed to the extent necessary to comply with the Listing Rules applying to a reorganization of capital at the time of the reorganization.

(e) Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the Awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan.  The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) Compliance with Securities Laws; Listing and Registration.  If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or United States federal or state securities laws, or applicable non-United States securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Stock under the Plan is or may violate the rules of the national exchange on which the shares of Common Stock are then listed for trade, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. The Company shall have no obligation to affect any registration or qualification of the Common Stock under United States federal or state securities laws, or applicable non-United States securities laws.

The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, make such written representations (including representations to the effect that such person will not dispose of the Common Stock so acquired in violation of United States federal or state securities laws, or applicable non-United States securities laws) and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Stock in compliance with applicable United States federal or state securities laws, or applicable non-United States securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act of 1933, as amended, and applicable state or applicable non-United States securities laws.

(i) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

(k) 409A Savings Clause.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(l) Effective Date; Termination Date.  The Plan became effective on November 11, 2009 when the Plan was adopted initially by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on November 10, 2019. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

(m) Listing Rules.  While the Shares are listed for trading on any securities exchange or market (including, without limitation, ASX and NASDAQ Stock Market), the Company and the Administrator agree that they will not make any amendments to this Plan or issue any Awards or take any other action unless such action complies with the relevant Listing Rules.

(n) Stockholder Rights.  No person to whom an Award is made pursuant to this Plan has the rights of a stockholder with respect to Common Stock until the Common Stock have been issued and the Company shall make no adjustment for dividends, distributions or other rights for which the record date is before the date the Common Stock are issued.

(o) The Board.  The Administrator may elect not to offer Awards under the Plan to persons who are resident outside of the United States of America if it determines that it may be illegal or impracticable to do so and the Board may formulate special terms and conditions, in addition to those set out in this document, to apply to persons resident outside of the United States of America.

Unilife Corporation Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 p.m., Eastern Standard Time, on November 30, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/unis • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proposals — The Board of Directors recommends that you vote FOR the re-election of each of the directors named in proposal No. 1 and FOR proposals No. 2-3 and No. 5-11, excluding Slavko James Joseph Bosnjak (with respect to proposal No. 5), Jeff Carter (with respect to proposal No. 6), William Galle (with respect to proposal No. 7), John Lund (with respect to proposal No. 8), Mary Katherine Wold (with respect to proposal No. 9), Marc Firestone (with respect to proposal No. 10) and Alan D. Shortall (with respect to proposal No. 11) who abstain from making a recommendation with respect to the proposal in parenthesis after their name due to their personal interest in that proposal. The Board of Directors recommends that you vote for a THREE YEAR frequency on proposal No. 4. The Board of Directors makes no recommendation regarding proposal No. 12 due to their interest in the outcome of that proposal. 1. To elect seven directors, identified in the accompanying proxy statement, to hold office until our annual meeting of stockholders to be held in 2012 and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal: For Withhold For Withhold For Withhold For Withhold 01 — Slavko James Joseph Bosnjak 05 — Mary Katherine Wold 02 — Jeff Carter 06 — Marc Firestone 03 — William Galle 07 — Alan D. Shortall 04 — John Lund 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012. 3. To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers. 4. To consider and act on an advisory vote regarding the frequency of stockholder approval of the compensation paid to certain executive officers. 5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Slavko James Joseph Bosnjak. 6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Jeff Carter. 7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to William Galle. For Against Abstain 1 Yr 2 Yrs 3 Yrs Abstain 8. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to John Lund. 9. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Mary Katherine Wold. 10. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 45,000 securities to Marc Firestone. 11. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of up to 1,916,000 securities to Alan D. Shortall. 12. For the purposes of ASX Listing Rule 7.2 (Exception 9) and for all other purposes, to approve the 2009 Stock Incentive Plan, as proposed to be amended.

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Unilife Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNILIFE CORPORATION Failing the individual or body corporate named in the paragraph below by the undersigned, a stockholder of Unilife Corporation, a Delaware corporation (the “Company”), or if no individual or body corporate is named in the paragraph below, the undersigned does hereby appoint R. Richard Wieland II and J. Christopher Naftzger and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held at Intercontinental New York Barclay, 111 East 48th Street, New York, New York 10017 USA, on Thursday December 1, 2011, at 4:00 P.M., U.S. Eastern Standard Time (Friday December 2, 2011, at 8:00 A.M., Australian Eastern Daylight Time) (the “Annual Meeting”) and at any adjournment or postponement thereof, all of the shares of the Company’s common stock that the undersigned would be entitled to vote if personally present. R. Richard Wieland II and J. Christopher Naftzger intend to vote undirected proxies in favor of proposals No. 1-3 and No. 5-12 and for a THREE YEAR frequency on proposal No. 4. If the undersigned does not wish to appoint R. Richard Wieland II or J. Christopher Naftzger as Proxy, then the undersigned does hereby appoint _________________ as Proxy with full power of substitution, in the name, place and stead of the undersigned to vote at the Annual Meeting of Stockholders and at any adjournment or postponement thereof, all of the shares of the Company’s common stock the undersigned would be entitled to vote if personally present. Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A — C ON BOTH SIDES OF THIS CARD. + + qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q